                                  SCHEDULE 14C

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

               INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

    Check the appropriate box:
    /X/  Preliminary Information Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
    / /  Definitive Information Statement

                                            RENO AIR, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required
/X/  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
     (1) Title of each class of securities to which transaction applies: Common Stock, par value $0.01 per share, and Series A Cumulative Convertible Exchangeable Preferred Stock, par value $0.001 per share, of Reno Air, Inc. (the "Shares")
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies: 1,773,542 shares of Common Stock and 1,117 shares of Series A Cumulative Con-vertible Exchangeable Preferred Stock
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursu-ant to Exchange Act Rule 0-11: $7.75 per share of Common Stock and $27.50 per share of Series A Cumulative Convertible Exchangeable Pre-ferred Stock
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction: $13,775,668
        ------------------------------------------------------------------------
     (5) Total fee paid: $2,755.13*
        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: $35,086.51*
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.: Schedule 14D-1
        ------------------------------------------------------------------------
     (3) Filing Party: Bonanza Acquisitions, Inc. and American Airlines, Inc.
        ------------------------------------------------------------------------
     (4) Date Filed: November 24, 1998
        ------------------------------------------------------------------------

* The amount previously paid assumed the purchase of (i) 10,843,470 outstanding shares of Common Stock of Reno Air, Inc. and 6,697,501 shares of Common Stock which may be issued upon the exercise of outstanding options and warrants and the conversion of outstanding convertible notes, in each case, at $7.75 in cash per share and (ii) the purchase of 1,436,000 outstanding shares of Series A Cumulative Convertible Exchangeable Preferred Stock of Reno Air, Inc., at $27.50 in cash per share. The amount of the filing fee as calculated in accordance with Regulation 240.0-11 of the Securities Exchange Act of 1934, as amended, equaled 1/50 of one percent of the value of the shares to be purchased. As of December 31, 1998, there were 10,884,650 shares of Common Stock outstanding (representing 9,111,108 shares of Common Stock held by Purchaser and 1,773,542 shares of Common Stock held by persons other than Purchaser) and 1,436,000 shares of Preferred Stock outstanding (representing 1,434,883 shares of Preferred Stock held by Purchaser and 1,117 shares of Preferred Stock held by persons other than Purchaser), which total number of Shares is less than the number of Shares for which a filing fee was paid on November 24, 1998 pursuant to the Offer to Purchase. The total fee with respect to the securities to which this transaction applies is $2,755.13, which was previously paid as part of the $35,086.51 paid pursuant to the November 24, 1998 Schedule 14D-1 filing.

                                 RENO AIR, INC.
                                 220 EDISON WAY
                               RENO, NEVADA 89502
                             INFORMATION STATEMENT

    This Information Statement is furnished by the Board of Directors (the "Board of Directors") of Reno Air, Inc., a Nevada corporation (the "Company"), to holders of the outstanding shares of (i) common stock, par value $.01 per share (the "Common Stock"), and (ii) Series A Cumulative Convertible Exchangeable Preferred Stock, par value $.001 per share (the "Preferred Stock" and, together with the Common Stock, the "Shares"), of the Company, in connection with an Agreement and Plan of Merger, dated as of November 19, 1998, by and among the Company, American Airlines, Inc., a Delaware corporation ("Parent"), and Bonanza Acquisitions, Inc., a Nevada corporation ("Purchaser") providing for the merger (the "Merger") of Purchaser with and into the Company (the "Merger Agreement"). As a result of the Merger, the Company will become a wholly-owned subsidiary of Parent and (i) each issued and outstanding share of Common Stock (other than shares of Common Stock that are owned by the Company, Parent, Purchaser or any other wholly-owned subsidiary of Parent) will be converted into the right to receive $7.75 in cash (the "Common Stock Merger Consideration") and (ii) each issued and outstanding share of Preferred Stock (other than shares of Preferred Stock that are owned by the Company, Parent, Purchaser or any other wholly-owned subsidiary of Parent) will be converted into the right to receive $27.50 in cash together with accrued and unpaid dividends through the Effective Time (as defined below) of the Merger (the "Preferred Stock Merger Consideration"; and together with the Common Stock Merger Consideration, the "Merger Consideration"). A copy of the Merger Agreement is attached hereto as Annex I.

    The Merger is the second step of a two-step transaction pursuant to which Parent, as the owner of all of the capital stock of Purchaser, will acquire the entire equity interest in the Company. The first step was a tender offer for the outstanding Shares at $7.75 per share of Common Stock and $27.50 per share of Preferred Stock, respectively, net to the seller in cash (the "Offer"). Purchaser acquired 9,111,108 shares of Common Stock and 1,434,883 shares of Preferred Stock upon the consummation of the Offer on December 23, 1998, representing approximately 83.7% of the issued and outstanding shares of Common Stock and approximately 99.9% of the issued and outstanding shares of Preferred Stock, respectively.

    As a result of the consummation of the Offer, Purchaser owns and has the right to vote a sufficient number of outstanding Shares to approve and adopt the Merger Agreement without the affirmative vote of any other holder of Common Stock or Preferred Stock, thereby assuring such approval and adoption. Purchaser has executed and delivered to the Company a written consent in lieu of a meeting of stockholders approving and adopting the Merger Agreement and authorizing the consummation of the Merger.

    SUCH WRITTEN CONSENT PROVIDES THAT THE MERGER WILL BECOME EFFECTIVE NO EARLIER THAN 20 CALENDAR DAYS AFTER THIS INFORMATION STATEMENT IS FIRST MAILED TO STOCKHOLDERS OF THE COMPANY. THE COMPANY CURRENTLY ANTICIPATES THAT THE EFFECTIVE TIME OF THE MERGER WILL BE ON OR ABOUT [____________], 1999.

    WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. PLEASE DO NOT SEND IN ANY OF YOUR STOCK CERTIFICATES AT THIS TIME.

    This Information Statement is first being mailed to stockholders on or about January [__], 1999.

            THIS INFORMATION STATEMENT IS DATED January [__], 1999.

                               TABLE OF CONTENTS

SUMMARY..............................................................................  1
  THE COMPANIES......................................................................  1
    THE COMPANY......................................................................  1
    PURCHASER........................................................................  1
    PARENT...........................................................................  1
  GENERAL............................................................................  1
  REQUIRED VOTE; WRITTEN CONSENT IN LIEU OF MEETING..................................  2
  PROCEDURE FOR RECEIPT OF MERGER CONSIDERATION......................................  2
  ABSENCE OF APPRAISAL RIGHTS........................................................  2
  THE MERGER.........................................................................  2
    BACKGROUND OF THE OFFER AND THE MERGER...........................................  2
    APPROVAL OF THE BOARD OF DIRECTORS...............................................  2
  OPINION OF FINANCIAL ADVISOR.......................................................  3
  POTENTIAL CONFLICTS; INTERESTS OF CERTAIN PERSONS IN THE MERGER....................  3
  CONDITIONS TO THE MERGER...........................................................  3
  REGULATORY MATTERS.................................................................  3
  CERTAIN INCOME TAX CONSEQUENCES....................................................  3
  FINANCING ARRANGEMENTS.............................................................  3
  COMPANY'S SELECTED FINANCIAL DATA..................................................  4

GENERAL..............................................................................  5

VOTE REQUIRED; WRITTEN CONSENT IN LIEU OF MEETING....................................  5

PROCEDURE FOR RECEIPT OF MERGER CONSIDERATION........................................  5
  VALID SURRENDERS OF SHARES.........................................................  5
  SIGNATURE GUARANTEES...............................................................  5

ABSENCE OF APPRAISAL RIGHTS..........................................................  6

THE MERGER...........................................................................  7
  BACKGROUND OF THE OFFER AND THE MERGER.............................................  7
  REASONS FOR THE RECOMMENDATION.....................................................  9
FAIRNESS OPINION OF SALOMON..........................................................  10

PURPOSE OF THE OFFER AND THE MERGER; PLANS FOR THE COMPANY...........................  13
  PURPOSE OF THE OFFER...............................................................  13
  CONVERTIBLE NOTES..................................................................  13
  WARRANTS...........................................................................  13
  PLANS FOR THE COMPANY..............................................................  14

INTERESTS OF CERTAIN PERSONS IN THE MERGER...........................................  14
  MANAGEMENT CONTRACTS...............................................................  14
    O'GORMAN EMPLOYMENT AGREEMENT....................................................  14
    EXECUTIVE EMPLOYMENT AGREEMENTS..................................................  15
  STOCK OPTION PLANS.................................................................  16
  COMMERCIAL ARRANGEMENTS............................................................  16

THE MERGER AGREEMENT.................................................................  17
  THE OFFER..........................................................................  17
  THE MERGER.........................................................................  17
  AGREEMENTS OF PARENT, PURCHASER AND THE COMPANY....................................  18

  REPRESENTATIONS AND WARRANTIES.....................................................  22
  CONDITIONS TO THE MERGER...........................................................  22
  TERMINATION; FEES AND EXPENSES; COMMERCIAL ARRANGEMENTS............................  23

ACCOUNTING TREATMENT.................................................................  23

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER................................  23

REGULATORY APPROVAL..................................................................  24
  GENERAL............................................................................  24
  ANTITRUST..........................................................................  24

MARKET FOR THE SHARES................................................................  25

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.......................  26
  CERTAIN BENEFICIAL OWNERS..........................................................  26
  COMMON STOCK OWNERSHIP OF MANAGEMENT...............................................  27

AVAILABLE INFORMATION................................................................  28

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE......................................  28

ANNEX I: AGREEMENT AND PLAN OF MERGER................................................  I-1

ANNEX II: FAIRNESS OPINION OF SALOMON SMITH BARNEY INC...............................  II-1

                                    SUMMARY

    The following is a summary of the more detailed information contained in this Information Statement with respect to the Merger which is discussed herein. This Summary is not intended to be complete and is qualified in its entirety by the more detailed information contained elsewhere in this Information Statement, in the Annexes hereto and other documents referred to herein. Terms used but not defined in this Summary have the meanings ascribed to them elsewhere in this Information Statement. Cross references in this Summary are to the captions of sections in this Information Statement.

    Stockholders are urged to read this Information Statement and the Annexes hereto in their entirety.

    THE COMPANIES.

    THE COMPANY. The Company is a Nevada corporation with its principal executive offices located at 220 Edison Way, Reno, Nevada 89502. The Company is a national air carrier operating primarily in the western United States. The Company's primary strategy has been to provide low-cost, low-fare and high quality all-jet scheduled airline passenger service. The Company also transports cargo and mail and provides charter service.

    PURCHASER. Purchaser is a newly incorporated Nevada corporation organized in connection with the Offer and the Merger and has not carried on any activities other than in connection with the Offer and the Merger. The principal offices of Purchaser are located at 4333 Amon Carter Boulevard, Fort Worth, Texas 76155. Purchaser is a wholly-owned subsidiary of Parent.

    PARENT. Parent is a Delaware corporation with its principal offices located at 4333 Amon Carter Boulevard, Fort Worth, Texas 76155. The principal activity of Parent is air transportation. Parent is a wholly-owned subsidiary of AMR Corporation, a Delaware corporation ("AMR Corporation"). The common stock of AMR Corporation is listed on the New York Stock Exchange.

    GENERAL. This Information Statement is being delivered in connection with the merger of Purchaser with and into the Company pursuant to the Merger Agreement. As a result of the Merger, the Company will become a wholly-owned subsidiary of Parent, each issued and outstanding Share (other than Shares that are owned by the Company, Parent, Purchaser or any other wholly-owned subsidiary of Parent) will be converted into the right to receive the Common Stock Merger Consideration or the Preferred Stock Merger Consideration, as the case may be (I.E., $7.75 or $27.50 (plus accrued and unpaid dividends) in cash), without interest thereon, and the equity interest of all pre-Merger stockholders in the Company will be terminated.

    The Merger is the second step of a two-step transaction pursuant to which Parent will acquire the entire equity interest in the Company. The first step was the Offer, pursuant to which Purchaser acquired 9,111,108 shares of Common Stock at a price of $7.75 per share and 1,434,883 shares of Preferred Stock at a price of $27.50 per share (plus accrued and unpaid dividends) on December 23, 1998, representing approximately 83.7% of the outstanding shares of Common Stock and 99.9% of the outstanding shares of Preferred Stock, respectively.

    The consummation of the Offer was subject to several conditions, including, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer, that number of shares of Common Stock which represents at least a majority of the shares of Common Stock outstanding on a fully diluted basis (including for purposes of such calculation, without limitation, all shares of Common Stock issuable upon the conversion of any convertible securities or upon the exercise of any options, warrants or rights, but excluding shares of Common Stock issuable upon the conversion of any shares of Preferred Stock to be accepted for payment and paid for by Purchaser pursuant to the Offer) (the "Minimum Condition"). The Minimum Condition was satisfied.

    Pursuant to Section 6.03 of the Merger Agreement, following the purchase of the shares of Common Stock by Purchaser pursuant to the Offer, on December 23, 1998 Purchaser designated the following four individuals for election as directors of the Board of Directors: Gerard J. Arpey, Jeffrey C. Campbell, Donald J. Carty and Charles D. MarLett. In addition, Purchaser requested that the Company reduce the size of the Board of Directors from nine to seven members. Effective December 23, 1998, the following six members of the Board of Directors resigned: Lee M. Hydeman, Donald L. Beck, Joe M. Kilgore, Emmett E. Mitchell, Wayne L. Stern, M.D. and Agnieszka Winkler. Thereafter, on such date, Barrie K. Brunet, James T. Lloyd and Joseph R. O'Gorman, the remaining members of the Board of Directors of the Company, took action by written consent to reduce the size of the Board of Directors from nine to seven members and to appoint the four Purchaser designees to the Board of Directors.

    Also on December 23, 1998 and pursuant to Section 6.10 of the Merger Agreement, the Company called for redemption the 9% Senior Convertible Notes due September 30, 2002 (the "Convertible Notes") in accordance with their terms on the thirtieth day following the notice of redemption.

    REQUIRED VOTE; WRITTEN CONSENT IN LIEU OF MEETING. Under the Company's Articles of Incorporation and the laws of the State of Nevada applicable to corporations ("Nevada Law"), the affirmative vote of holders of a majority of the outstanding shares of Common Stock and sixty-six and two-thirds percent
(66 2/3%) of the outstanding shares of Preferred Stock is required to approve and adopt the Merger Agreement and the transactions contemplated thereby. As a result of the consummation of the Offer, Purchaser owns and has a right to vote a sufficient number of shares of Common Stock and Preferred Stock to cause the Merger to be approved without the concurrence of any other holder of shares of Common Stock or Preferred Stock. Purchaser has executed and delivered to the Company a written consent in lieu of a meeting of stockholders approving and adopting the Merger Agreement and authorizing the consummation of the Merger.

    Such written consent provides that the Merger will become effective no earlier than twenty (20) calendar days after this Information Statement is first mailed to stockholders of the Company.

    PROCEDURE FOR RECEIPT OF MERGER CONSIDERATION. A Letter of Transmittal for each of the shares of Common Stock and the shares of Preferred Stock will be sent to all stockholders of the Company under separate cover. The Letter of Transmittal must be completed and returned as directed therein along with certificates representing the shares of Common Stock or the shares of Preferred Stock, as the case may be, covered thereby. Checks will be sent to stockholders as soon as practicable after the receipt of Letters of Transmittal and certificates. Detailed instructions concerning the procedure for receipt of the Merger Consideration are set forth in the Letter of Transmittal and elsewhere herein. See "PROCEDURE FOR RECEIPT OF MERGER CONSIDERATION."

    ABSENCE OF APPRAISAL RIGHTS. Under Nevada Law, the holders of shares of Common Stock and Preferred Stock are not entitled to dissent from the Merger and obtain payment in cash from the Company of the fair value of their Shares. See "ABSENCE OF APPRAISAL RIGHTS."

    THE MERGER.

    BACKGROUND OF THE OFFER AND THE MERGER. For a description of the events leading to the approval of the Merger Agreement by the Board of Directors and of the other events since such approval, see "THE MERGER--Background of the Offer and the Merger."

    APPROVAL OF THE BOARD OF DIRECTORS. At a meeting held on November 18, 1998, the Board of Directors, by unanimous vote (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, taken together, are fair to, and in the best interests of, the holders of Common Stock, (ii) approved and adopted the Merger Agreement, the Offer and the transactions contemplated thereby (including, without limitation, for purposes of Section 78.438 of Nevada Law), (iii) recommended that the stockholders of the Company accept the Offer and, if required by Nevada Law, approve and adopt the Merger Agreement and the transactions contemplated thereby, and (iv) amended the bylaws of the Company to exempt the Company from the provisions of Sections 78.378 through 78.3793 of Nevada Law and to permit the stockholders of the Company to take action by written consent.

    OPINION OF FINANCIAL ADVISOR. Salomon Smith Barney Inc. ("Salomon"), the Company's financial advisor, delivered its oral opinion, subsequently confirmed in writing (the "Fairness Opinion"), to the effect that, as of such date, the proposed $7.75 per share of Common Stock cash consideration to be received by the holders of Common Stock pursuant to the Offer and the Merger, taken together, is fair to such holders from a financial point of view. Salomon also made a presentation to the Board of Directors that the proposed formula for determining the price to be received by the holders of shares of Preferred Stock in the Offer and the Merger that is set forth in Annex B to the Merger Agreement was in an amount that is economically equivalent to the present value of the dividends payable to such holders through, and the price payable to such holders on, the first date that the Preferred Stock becomes optionally redeemable in accordance with its terms. The full text of the Fairness Opinion is set forth in Annex II hereto and should be read in its entirety. See "THE FAIRNESS OPINION OF SALOMON."

    POTENTIAL CONFLICTS; INTERESTS OF CERTAIN PERSONS IN THE MERGER. Each of the executive officers of the Company, other than Joseph R. O'Gorman, the Chairman of the Board of Directors, President and Chief Executive Officer of the Company, has entered into a new employment agreement with Parent which will supersede each of their respective existing employment agreements with the Company as of the Effective Time (as defined below) of the Merger. Mr. O'Gorman and the Company entered into an agreement dated as of January 11, 1999 which, in exchange for a severance payment and certain other benefits, terminated and superseded Mr. O'Gorman's existing employment agreement (other than as provided therein). Under the new agreement, Mr. O'Gorman may continue as Chairman of the Board of Directors, Chief Executive Officer and President of the Company until February 28, 1999 and will remain available, at his current salary, to consult with the management and the Board of Directors of the Company and Parent until June 30, 1999. See "INTERESTS OF CERTAIN PERSONS IN THE MERGER--Management Contracts."

    Parent and the Company, since 1993, have had several ongoing commercial arrangements between them. See "INTERESTS OF CERTAIN PERSONS IN THE MERGER--Commercial Arrangements."

    CONDITIONS TO THE MERGER. Pursuant to the Merger Agreement, and as a result of the consummation of the Offer, the respective obligation of each party to effect the Merger is subject to the satisfaction prior to the Effective Time (as defined below) of the Merger of the following condition: no foreign, United States or state governmental authority or other agency or commission or foreign, United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the acquisition of Shares by Parent of Purchaser of any affiliate of either of them illegal or otherwise restricting, preventing or prohibiting consummation of the Merger.

    REGULATORY MATTERS. No regulatory approval is required for the consummation of the Merger. See "REGULATORY APPROVAL."

    CERTAIN INCOME TAX CONSEQUENCES. The receipt of cash pursuant to the Merger Agreement will be a taxable transaction for Federal income tax purposes and may also be a taxable transaction for state, local, foreign and other tax purposes. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER." Stockholders are urged to consult their tax advisors as to the particular tax consequences of the Merger to them, including the applicability and the effect of Federal, state, local, foreign and other tax laws.

    FINANCING ARRANGEMENTS. The Company has been advised that the total amount of funds required by Purchaser to consummate the Offer and the Merger and to pay related fees and expenses is estimated to be approximately $130,000,000. Purchaser will obtain all of such funds from Parent. Parent will provide such funds from its working capital.

    COMPANY'S SELECTED FINANCIAL DATA. Set forth below is certain selected financial information relating to the Company which has been excerpted or derived from the audited financial statements contained in the Company's Annual Report on Form 10-K for each of the fiscal years ended December 31, 1997 and 1996, respectively (the "Form 10-Ks") and the unaudited financial statements contained in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 (the "Form 10-Q"). In the opinion of the Company, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the unaudited interim financial information have been made. Interim results are subject to significant seasonal variations and are not necessarily indicative of the results of operations to be expected for a full fiscal year. More comprehensive financial information is included in the Form 10-Ks, the Form 10-Q and other documents filed by the Company with the Securities and Exchange Commission (the "SEC"), which are incorporated into this Information Statement by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE". The summary financial information that follows is qualified in its entirety by reference to such reports and other documents, including the financial statements and related notes contained therein. Such reports and other documents may be examined and copies may be obtained from the offices of the SEC in the manner set forth below under "AVAILABLE INFORMATION".

                       COMPANY'S SELECTED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                          NINE MONTHS ENDED                         FISCAL YEAR ENDED
                                             SEPTEMBER 30                              DECEMBER 31
                                        ----------------------  ----------------------------------------------------------
                                           1998        1997        1997        1996        1995        1994        1993
                                        ----------  ----------  ----------  ----------  ----------  ----------  ----------
Statement of Operations Data:
Operating revenues....................  $  293,667  $  292,754  $  383,924  $  349,884  $  256,508  $  195,519  $  124,640
Operating income (loss)...............       7,511       1,322     (10,649)      2,484       3,609     (13,852)     (7,334)
Non-operating expense, net............        (183)     (1,298)       (978)       (454)     (1,658)       (141)        (10)
Net income (loss).....................       7,328          24     (11,627)      2,030       1,951     (13,993)     (7,344)
Net income (loss) applicable to common
  stock...............................       4,907          24     (12,345)      2,030       1,818     (13,993)     (7,344)
Net income (loss) per common share....         .46      --           (1.18)       0.20        0.20       (1.73)      (1.06)
Net income (loss) per common share
  assuming dilution...................         .45      --           (1.18)       0.19        0.18       (1.73)      (1.06)
Balance Sheet Data:
Current assets........................      83,010      65,360      86,678      55,118      72,064      32,935      24,787
Total assets..........................     176,945     173,041     193,409     143,706      99,484      51,683      37,204
Current liabilities...................      67,306      85,293      80,397      67,015      53,802      44,577      22,611
Long-term debt........................      50,520      61,044      62,584      50,698      28,755       4,788           0
Total liabilities.....................     135,744     159,954     158,685     131,575      90,581      53,481      25,255
Shareholders' equity (deficiency).....      41,201      13,087      34,724      12,131       8,903      (1,798)     11,948
Working capital (deficit).............      15,704     (19,933)      6,281     (11,897)     18,262     (11,642)      2,176

                                    GENERAL

    This Information Statement is being delivered in connection with the merger of Purchaser into the Company pursuant to the Merger Agreement. As a result of the Merger, Parent will own 100% of the issued and outstanding shares of capital stock of the Company, each issued and outstanding Share (other than Shares that are owned by the Company, Parent, Purchaser or any other wholly-owned subsidiary of Parent) will be converted into the right to receive the Merger Consideration and the equity interests of all pre-Merger stockholders in the Company will be terminated.

    The Merger is the second step of a two-step transaction pursuant to which Parent will acquire all of the equity interest in the Company. The first step was the Offer, pursuant to which Purchaser acquired 9,111,108 shares of Common Stock at a price of $7.75 per share and 1,434,883 shares of Preferred Stock at a price of $27.50 per share on December 23, 1998, representing approximately 83.7% of the outstanding shares of Common Stock and 99.9% of the outstanding shares of Preferred Stock.

    The consummation of the Offer was subject to several conditions, including satisfaction of the Minimum Condition. See "THE MERGER AGREEMENT--The Offer."

               VOTE REQUIRED; WRITTEN CONSENT IN LIEU OF MEETING

    Pursuant to the Company's Articles of Incorporation and Nevada Law, the Merger Agreement and the transactions contemplated thereby must be approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and of sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Preferred Stock at a duly convened meeting of the stockholders of the Company called for such purpose.

    As a result of the consummation of the Offer, Purchaser owns a sufficient number of Shares to cause the Merger to be approved and adopted without the concurrence of any other holder of shares of Common Stock or Preferred Stock. Pursuant to the Company's bylaws, any action required by Nevada Law to be taken at any meeting of stockholders of the Company may be taken without a meeting, without prior notice and without a vote of the stockholders of the Company if a written consent, setting forth the action to be taken, shall be signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. Purchaser has executed and delivered to the Company a written consent (the "Consent") in lieu of a meeting of stockholders approving and adopting the Merger Agreement and the transactions contemplated thereby and, in accordance with Rule 14c-2(b) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), authorizing the consummation of the Merger no earlier than 20 calendar days after this Information Statement is first mailed to stockholders of the Company.

    The Merger will become effective upon the filing of a articles of merger with the Secretary of State of the State of Nevada in accordance with Nevada Law. As used in this Information Statement, "Effective Time" means the effective date of the Merger under Nevada Law.

                 PROCEDURE FOR RECEIPT OF MERGER CONSIDERATION

    VALID SURRENDERS OF SHARES. A Letter of Transmittal for each of the shares of Common Stock and the shares of Preferred Stock will be sent to you under separate cover following the consummation of the Merger. For Shares to be validly surrendered pursuant to the Merger, the appropriate Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees, must be received by First Chicago Trust Company of New York, as the paying agent (the "Paying Agent") at one of its addresses set forth in the Letter of Transmittal and certificates representing Shares must be received by the Paying Agent.

    SIGNATURE GUARANTEES. No signature guarantee is required on the Letter of Transmittal (i) if the Letter of Transmittal is signed by the registered holder(s) of Shares surrendered therewith and such registered holder has not completed either the box entitled "Special Delivery Instructions" or the box entitled "Special Payment Instructions" on the Letter of Transmittal or (ii) if such Shares are surrendered for the account of a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a participant in the Security Transfer Agent's Medallion Program, or by any other "Eligible Guarantor Institution," as such term is defined in Rule 17Ad-15 of the Exchange Act (each, an "Eligible Institution" and, collectively, "Eligible Institutions"). In all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution. See Instructions 1 and 4 to the Letter of Transmittal. If the certificates for Shares are registered in the name of a person other than the signer of the Letter of Transmittal, or if payment is to be made, or certificates for Shares not surrendered or not accepted for payment are to be returned, to a person other than the registered holder of the certificates surrendered, then the surrendered certificates for such Shares must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name or names of the registered holders or owners appear on the certificates, with the signatures on the certificates or stock powers guaranteed as aforesaid. See Instructions 1 and 4 to the Letter of Transmittal.

    THE METHOD OF DELIVERY OF CERTIFICATES FOR SHARES, THE LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE STOCKHOLDER. IF DELIVERY IS MADE BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. SHARES WILL BE DEEMED DELIVERED ONLY WHEN ACTUALLY RECEIVED BY THE PAYING AGENT. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

    BACKUP FEDERAL INCOME TAX WITHHOLDING. TO PREVENT BACKUP FEDERAL INCOME TAX WITHHOLDING OF 31% OF THE AGGREGATE MERGER CONSIDERATION PAYABLE TO A STOCKHOLDER, SUCH STOCKHOLDER MUST PROVIDE THE PAYING AGENT WITH HIS CORRECT TAXPAYER IDENTIFICATION NUMBER AND CERTIFY THAT HE IS NOT SUBJECT TO BACKUP FEDERAL INCOME TAX WITHHOLDING BY COMPLETING THE SUBSTITUTE FORM W-9 INCLUDED IN THE LETTER OF TRANSMITTAL.

                          ABSENCE OF APPRAISAL RIGHTS

    Under Nevada Law, the holders of shares of Common Stock and Preferred Stock are not entitled to dissent from the Merger and obtain payment in cash from the Company of the fair value of the Shares. In addition, no appraisal rights were available in connection with the Offer.

                                   THE MERGER

    BACKGROUND OF THE OFFER AND THE MERGER. Set forth below is a description of the background of the Offer and the Merger, including a summary of certain material meetings of the Board of Directors regarding the transactions described herein. Until the consummation of the Offer, the Board of Directors consisted of the following nine individuals: Joseph R. O'Gorman, Lee M. Hydeman, Donald L. Beck, Barrie K. Brunet, Joe M. Kilgore, James T. Lloyd, Emmett E. Mitchell, Wayne L. Stern, M.D., and Agnieszka Winkler.

    On February 18, 1998, Joseph R. O'Gorman was appointed as the Chairman of the Board of Directors, Chief Executive Officer and President of the Company. Between February 1998 and June 1998, Mr. O'Gorman replaced the Company's eleven officers with a new management team of five experienced airline executives to manage the Company.

    In March 1998, the Company retained Robert L. Fornaro as a special consultant to assist Mr. O'Gorman and the Board of Directors in evaluating the strategic landscape of the Company. Mr. Fornaro has held senior planning, scheduling and marketing positions at US Airways, Northwest Airlines, Braniff International Airlines and Trans World Airlines. Pursuant to the arrangement between the Company and Mr. Fornaro, the Company paid Mr. Fornaro $3,600 per day, plus expenses, for consulting services performed. Based upon Mr. Fornaro's analysis and Mr. O'Gorman's evaluation of the Company and its strengths and weaknesses, Mr. O'Gorman provided a report to the Board of Directors on April 8, 1998 entitled "Competitive Assessment of Reno Air." Among the recommendations made by Mr. O'Gorman to the Board of Directors was the pursuit of a strategy to seek a long-term alliance with a major air carrier--either through marketing relationships or pursuant to a business combination. From February 1998 until the announcement of the transaction with Parent, Mr. O'Gorman and other representatives of the Company contacted senior executives at numerous other airlines to determine whether any such airline would be interested in pursuing a transaction with the Company.

    On March 25, 1998, Messrs. O'Gorman and Fornaro met with Donald J. Carty, who was then President of Parent (Mr. Carty is now Chairman, President and Chief Executive Officer of AMR Corporation and Parent, Chairman of Purchaser and a Director of the Company), and Jeffrey C. Campbell, Vice President--Corporate Development and Treasurer of Parent (Mr. Campbell is also Treasurer of Purchaser and a Director of the Company). The meeting took place at Parent's corporate headquarters in Forth Worth, Texas. The stated purpose of the meeting was to discuss opportunities to expand the four year-old marketing relationship between Parent and the Company. Messrs. Carty and O'Gorman met privately following the meeting and, in that subsequent private discussion, broached the possibility of Parent purchasing the Company.

    Andrew A. Cuomo, President of Airline Management Services, Inc., an affiliate of Parent, met with Mr. O'Gorman, Joanne Smith, the Company's Senior Vice President-Marketing and Planning, and Steven A. Rossum, the Company's Senior Vice President, General Counsel, and Corporate Secretary, on or about May 11, 1998 at Parent's headquarters for discussions regarding an expanded marketing relationship.

    On June 11, 1998, Gerard J. Arpey, Senior Vice President of Finance and Planning and Chief Financial Officer of Parent (Mr. Arpey is also President of Purchaser and a Director of the Company), Messrs. Campbell and O'Gorman and Vicki W. Bretthauer, the Company's Vice President--Administration, met at the Admiral's Club at Dallas-Fort Worth International Airport to discuss due diligence and a preliminary overview of the Company. On June 12, 1998 the parties entered into a confidentiality agreement (the "Confidentiality Agreement") pursuant to which Parent agreed to use the Evaluation Material (as defined in the Confidentiality Agreement) furnished to it by the Company solely for the purpose of evaluating a possible negotiated transaction between Parent and the Company and further agreed to keep such material confidential.

    Over the next several months, representatives of Parent conducted due diligence on the Company. Throughout this process, Mr. O'Gorman met frequently with the Board of Directors and the Executive

Committee thereof. From April 7, 1998 through and including November 16, 1998, the Company's relationship with Parent and the status of negotiations regarding a strategic alliance and/or business combination were discussed at not less than 12 meetings of the Board of Directors and six meetings of the Executive Committee.

    On September 24, 1998, Mr. O'Gorman met with Messrs. Arpey and Campbell in St. Louis, Missouri. At that time, Parent indicated it would be interested in pursuing an acquisition of the Company. Price terms were not discussed at that meeting.

    In early October 1998, the Company formally engaged Salomon to act as its exclusive financial advisor and Milbank, Tweed, Hadley & McCloy to act as special counsel, to assist the Company in connection with any proposed sale transaction.

    On October 13, 1998, Mr. Cuomo; legal representatives of Parent; Mr. Rossum;
W. Stephen Jackson, Senior Vice President-Finance and Chief Financial Officer of the Company; representatives of Salomon; and legal representatives of the Company met in New York City to discuss the proposed structure and other non-price terms for a possible acquisition of the Company by Parent. Salomon also made a presentation to Parent regarding the strategic and financial rationale for the proposed transaction. On October 14, 1998, Mr. Rossum met with Mr. Cuomo at the Admiral's Club at LaGuardia Airport to continue the discussions regarding the proposed transaction.

    Discussions followed over the next several weeks between representatives of Parent and the Company and their legal and financial advisors concerning a proposed structure for the transaction, the scope of Parent's due diligence investigations and the terms and conditions for the continued employment of the Company's executive officers following a change of control of the Company.

    On or about October 22, 1998, Mr. Carty had a telephone conversation with Mr. O'Gorman proposing a meeting at Parent's headquarters on November 4, 1998 to discuss terms of a potential merger. From and after October 23, 1998, representatives of Parent and the Company and their legal and financial advisors had numerous telephone conversations regarding various structural issues in connection with a potential transaction between Parent and the Company.

    On November 4, 1998, Mr. O'Gorman and Mr. Carty met to discuss the structure of a potential transaction.

    Between November 5, 1998 and November 15, 1998, the discussions continued between senior management and representatives of each of the Company and Parent regarding a potential transaction, as well as the terms and conditions for the continued employment of the Company's executive officers following a change of control of the Company. On November 15, 1998, senior management and legal advisors of each of the Company and Parent met at Parent's headquarters in Fort Worth, Texas to review and negotiate the non-price terms of the Merger Agreement and the executive employment arrangements.

    Between November 16 and 18, 1998, Mr. Rossum continued negotiations with various business and legal representatives of Parent at Parent's headquarters. On November 17, 1998, Mr. Carty and Mr. O'Gorman met at Parent's headquarters to discuss final terms and conditions, including price. On the same date, Mr. O'Gorman also met with Mr. Arpey regarding non-price terms. On November 17, 1998 and the morning of November 18, 1998, Mr. O'Gorman had follow-up conversations with Mr. Carty regarding final terms and conditions, including price.

    At a meeting of the Board of Directors held on November 18, 1998, the terms and conditions of the proposed Merger Agreement were discussed. Representatives of Salomon made a presentation to the Board of Directors and delivered its oral opinion (which was subsequently confirmed in writing) to the effect that, as of such date, the proposed $7.75 per share of Common Stock cash consideration to be received by the holders of shares of Common Stock pursuant to the Offer and the Merger, taken together, is fair to such holders from a financial point of view. Salomon also made a presentation to the Board of Directors that the proposed formula for determining the price to be received by the holders of shares of Preferred Stock in the Offer and the Merger that is set forth in Annex B to the Merger Agreement was in an amount that is economically equivalent to the present value (as of the date of such opinion) of the dividends payable to such holders through, and the price payable to such holders on, the first date that the Preferred Stock becomes optionally redeemable in accordance with its terms. Mr. Fornaro also orally reported to the Board of Directors that although the Company was well-managed under Mr. O'Gorman's management team, it was not well-positioned strategically. Mr. Fornaro stated that the Company was susceptible to a downturn in the economy, competitive threats (including from Parent) and the risk of Parent and its affiliates not renewing on favorable terms the many commercial arrangements between the Company and Parent or its affiliates.

    Following a discussion of these presentations and the factors discussed below under "THE MERGER--Reasons for the Recommendation," the Board of Directors, by unanimous vote (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, taken together, are fair to, and in the best interests of, the holders of shares of Common Stock, (ii) approved and adopted the Merger Agreement, the Offer and the transactions contemplated thereby, and (iii) recommended that the stockholders of the Company accept the Offer and, if required by Nevada Law, approve and adopt the Merger Agreement and the transactions contemplated thereby. On November 19, 1998, Parent, Purchaser and the Company signed the Merger Agreement; Parent, the Company and the Executives (as defined below) executed the American Employment Agreements (as defined below); and Parent and the Company issued separate press releases announcing the Merger.

    On November 24, 1998, Parent commenced the Offer. On December 8, 1998, at 11:59 p.m., the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), relating to the purchase of shares of Common Stock pursuant to the Offer and the Merger, expired.

    Purchaser acquired 9,111,108 shares of Common Stock at a price of $7.75 per share and 1,434,883 shares of Preferred Stock at a price of $27.50 per share on December 23, 1998, representing approximately 83.7% of the outstanding shares of Common Stock and 99.9% of the outstanding shares of Preferred Stock, respectively.

    REASONS FOR THE RECOMMENDATION. In making the determinations and recommendations described above, the Board of Directors considered a number of factors including, without limitation, the following:

        (i) The historical and recent market prices of the Common Stock and the fact that the cash offer price of $7.75 per share of Common Stock provided for in the Merger Agreement represented a premium of 37.9% over the average trading prices of the Common Stock for the sixty-day period prior to the announcement of the Merger, which period began at approximately the same time that Mr. O'Gorman advised the Executive Committee of the Board of Directors of Parent's interest in exploring a potential transaction.

        (ii) The opinion of Salomon delivered on November 18, 1998 that, as of such date and based upon its review and analysis and subject to the limitations set forth therein, the $7.75 per share of Common Stock cash consideration to be received by the holders of Common Stock in the Offer and the Merger, taken together, is fair to such holders from a financial point of view. A copy of the written opinion dated November 18, 1998 of Salomon, which sets forth the procedures followed, matters considered, assumptions made and limitations of the review undertaken by Salomon in rendering its opinion, is attached as Annex II hereto and is incorporated herein by reference. STOCKHOLDERS ARE URGED TO READ CAREFULLY THE OPINION OF SALOMON IN ITS ENTIRETY.

        (iii) The presentation by Salomon that the initial price of $27.50 per share of Preferred Stock (and thereafter declining as provided in the Merger Agreement) cash consideration, plus accrued and unpaid dividends, to be received by the holders of Preferred Stock in the Offer and the Merger is in an amount that is economically equivalent to the present value of the dividends payable to such holders through, and the price payable to such holders on, the first date that the Preferred Stock becomes optionally redeemable in accordance with its terms.

        (iv) The terms and conditions of the Merger Agreement and, in particular, that the Company retained the ability to accept a superior offer, subject to paying a $3 million termination fee plus expenses, and that Parent had the ability to terminate the Offer and the Merger Agreement only in a limited number of customary circumstances.

        (v) The provisions of the Merger Agreement providing for the following:
    (a) that between the date of entering into the Merger Agreement and the earlier of the Effective Time or the termination of the Merger Agreement, Parent agreed not to terminate the current commercial arrangements between Parent and the Company, (b) the extension of certain commercial arrangements between Parent (or an affiliate) and the Company upon entering into the Merger Agreement, and (c) the extension of certain other commercial arrangements upon a termination of the Merger Agreement under certain circumstances, each in a manner favorable to the Company.

        (vi) The familiarity of the Board of Directors with the Company's business, prospects, financial condition, results of operations and current business strategy and its belief that the price per share of Common Stock offered in the Offer and the Merger reflects the values inherent in the Company, and that the price per share of Preferred Stock (as provided in the Merger Agreement) is in an amount that is economically equivalent to the present value of the dividends payable to such holders through, and the price payable to such holders on, the first date that the Preferred Stock becomes optionally redeemable in accordance with its terms.

        (vii) The belief of the Board of Directors that a transaction with Parent is the most advantageous scenario based upon the unique benefits offered by the Company to Parent, particularly in light of Parent's desire to expand its operations in the western United States, the existing commercial arrangements between the Company and Parent, and Parent's familiarity with the Company, which the Board of Directors believed would enable Parent to make the most attractive offer to the Company's stockholders.

        (viii) The fact that no satisfactory indications of interest to acquire the Company were forthcoming after the Company contacted several potential purchasers, other than Parent's offer.

        (ix) The belief by the Board of Directors that in the event the Company did not enter into the Merger Agreement with Parent, it would be required in the foreseeable future to undergo a significant restructuring of its business in the face of increased competition in its current markets and the likely loss of the favorable commercial arrangements with Parent.

        (x) Parent's ability to finance the acquisition and the absence of any financing condition in the Merger Agreement.

    In view of the variety of factors considered in connection with its evaluation of the Merger Agreement, the Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Board of Directors may have given different weights to different factors.

                          FAIRNESS OPINION OF SALOMON

    Salomon was retained by the Company to act as its financial advisor in connection with the Offer and Merger. In connection with such engagement, the Company requested that Salomon evaluate the fairness, from a financial point of view, to holders of Common Stock of the consideration to be received by such holders pursuant to the terms of the Offer and the Merger Agreement. On November 18, 1998, at a meeting of the Board of Directors held to approve the Merger Agreement, Salomon delivered an oral opinion, which was subsequently confirmed in writing, to the Company to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the consideration to be received in the Offer and the Merger, taken together, by holders of Common Stock was fair from a financial point of view to such holders.

    In arriving at its opinion, Salomon reviewed the Merger Agreement and held discussions with certain officers and employees of the Company concerning the business operations, financial condition and prospects of the Company. Salomon examined certain publicly available information relating to the Company as well as certain financial forecasts for the Company and other information and data for the Company which were provided to or otherwise discussed with Salomon by the management of the Company. Salomon reviewed the financial terms of the Offer and the Merger in relation to, among other things: (i) current and historical market prices and trading volumes of the Common Stock; (ii) the historical and projected earnings and other operating data of the Company; and (iii) the capitalization and financial condition of the Company. Salomon also considered, to the extent publicly available, the financial terms of certain other similar transactions effected which Salomon considered relevant in evaluating the Offer and the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Salomon considered relevant in evaluating those of the Company. In addition to the foregoing, Salomon conducted such other analyses and examinations and considered such other financial, economic and market criteria as Salomon deemed appropriate in arriving at its opinion. Salomon noted that its opinion was necessarily based upon information available and conditions as they existed and could be evaluated on the date of its opinion.

    In rendering its opinion, Salomon assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with Salomon. With respect to financial forecasts and other information and data furnished to or otherwise reviewed by or discussed with Salomon, the management of the Company advised Salomon that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. Salomon did not make and was not provided with an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company nor did Salomon make any physical inspection of the properties, facilities or assets of the Company.

    At the meeting of the Board of Directors, held on November 18, 1998, Salomon made a presentation to the Board of Directors regarding the Offer and the Merger. The following is a summary of the material financial analyses of Salomon included in such presentation:

    Selected Airline Transactions Analysis. Using publicly available information, Salomon analyzed the purchase price and implied transaction multiples paid in four selected transactions in the airline industry consisting of (target): Air Cal, Pacific Southwest, CCAIR and Air Tran (collectively, the "Selected Transactions"). Salomon compared the purchase prices in such transactions as multiples of, among other things, revenue, earnings before interest, taxes, depreciation and amortization ("EBITDA"), and earnings before interest, taxes, depreciation, amortization, and aircraft lease expense ("EBITDAR"). All multiples for the Selected Transactions were based on information available at the time of announcement of the transactions. Applying a range of selected multiples for the Selected Transactions of revenue, EBITDA and EBITDAR to corresponding estimated 1999 financial data for the Company resulted in an implied equity value range per share of Common Stock of approximately $3.00 to $6.50 on a fully diluted basis, as compared to the $7.75 per share Common Stock value provided in the Offer.

    Selected Public Company Analysis. Using publicly available information, Salomon analyzed the market values and trading multiples of the Company and five selected publicly traded airline carrier companies, consisting of: Air Tran Holdings, Amtran, Inc., Frontier Airlines, Inc., Midway Airlines and Midwest Express Holdings, Inc. (collectively, the "Selected Companies"). Salomon compared, among other things, market values of the Selected Companies as multiples of, among other things, estimated revenue, EBITDA, EBITDAR and net income. Net income projections for the Company were based on management's estimates. Net income projections for the Selected Companies were based on estimates of selected investment banking firms. All multiples were based on closing stock prices as of November 16, 1998. Applying a range of selected multiples for the Selected Companies of estimated revenue, EBITDA, EBITDAR and net income to corresponding estimated 1999 financial data of the Company resulted in an implied equity value per share of Common Stock of approximately $3.50 to $6.50 on a fully diluted basis, as compared to the $7.75 per share of Common Stock value provided in the Offer.

    No transaction, company or business used as a comparison in the "Selected Airlines Transactions Analysis" or "Selected Public Company Analysis" is identical to the Company, Parent or the Merger. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the selected Transactions, Selected Companies or the business segment, company or transaction to which they are being compared.

    Discounted Cash Flow Analysis. Salomon performed a discounted cash flow analysis of the Company to estimate a range of values for the Common Stock. The discounted cash flow analysis for the Company was based upon certain financial forecasts for the years 1999 through 2003 prepared by the management of the Company. Salomon performed four analyses of discounted cash flow, each weighted as to the estimated probability of occurrence, assuming certain levels of revenues and costs in various market environments. Analysis of the forecasts for the Company indicated an implied equity value range per share of Common Stock of approximately $5.50 to $8.50 on a fully diluted basis.

    In preparing its opinion to the Board of Directors, Salomon performed a variety of financial and comparative analyses, including those described above, in connection with its opinion dated November 18, 1998. The summary of such analyses does not purport to be a complete description of the analyses underlying Salomon's opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Salomon believes that its analyses must be considered as a whole and that selecting portions of such analyses or any of the individual factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinion. In its analyses, Salomon made numerous assumptions with respect to the Company, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company. The estimates contained in such analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

    Pursuant to the terms of Salomon's engagement, the Company has agreed to pay Salomon for its services in connection with the Merger an aggregate financial advisory fee of $3 million, a substantial portion of which is contingent upon the consummation of the Merger. The Company has also agreed to indemnify Salomon and related persons against certain liabilities, including liabilities under the federal securities laws, arising out of Salomon's engagement.

    Salomon has advised the Company that, in the ordinary course of business, Salomon and its affiliates may actively trade or hold the securities of the Company and Parent for their own account or for the account of customers and, accordingly, may at any time hold a long or short position in such securities. Salomon has in the past provided certain investment banking services to Parent unrelated to the Merger, for which services Salomon has received customary compensation. In addition, Salomon and its affiliates (including Citigroup Inc.) may maintain relationships with the Company and Parent.

    Salomon is a nationally recognized investment banking firm and was selected by the Company based on Salomon's experience, expertise and familiarity with the Company and its business. Salomon regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

    THE FULL TEXT OF THE WRITTEN OPINION OF SALOMON DATED NOVEMBER 18, 1998, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS APPENDIX II AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF COMMON STOCK ARE URGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. SALOMON'S OPINION IS ADDRESSED TO THE BOARD OF DIRECTORS AND RELATES ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION TO BE RECEIVED BY HOLDERS OF COMMON STOCK IN THE OFFER AND THE MERGER AND DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR RELATED TRANSACTIONS. THE SUMMARY OF THE OPINION OF SALOMON SET FORTH IN THIS INFORMATION STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

           PURPOSE OF THE OFFER AND THE MERGER; PLANS FOR THE COMPANY

    PURPOSE OF THE OFFER. The purpose of the Offer and the Merger is for Parent to acquire control of, and the entire equity interest in, the Company. The purpose of the Merger is for Parent to acquire all Shares not purchased pursuant to the Offer. Upon consummation of the Merger, the Company will become a wholly-owned subsidiary of Parent.

    CONVERTIBLE NOTES. As of September 30, 1998, $28,750,000 aggregate principal amount of the Convertible Notes was outstanding. Under the Indenture dated as of August 15, 1992 between the Company and Fleet National Bank (formerly known as Shawmut Bank Connecticut, National Association) (the "Indenture"), any holder of Convertible Notes may, at his option, convert the principal amount thereof into that number of shares of Common Stock obtained by dividing the principal amount thereof by the conversion price of $10.00, subject to adjustment under certain circumstances. None of the Company, the Board of Directors, Parent or Purchaser has made or will make any recommendation to the holders of the Convertible Notes regarding the desirability of converting the Convertible Notes to Common Stock. Holders of Convertible Notes who convert such Convertible Notes into shares of Common Stock will have no right under the Indenture to revoke an effective conversion. Pursuant to the Merger Agreement, on December 23, 1998, after the acceptance of and payment for the shares of Common Stock tendered pursuant to the Offer, the Company called for redemption the Convertible Notes in accordance with their terms on the thirtieth day following the notice of redemption. The redemption price will be determined in accordance with the terms set forth in the Indenture.

    WARRANTS. As of November 24, 1998, warrants (the "Warrants") issued pursuant to the Placement Agreement dated as of March 14, 1994 (the "Warrant Agreement") between the Company and Paradise Valley Securities, Inc. to purchase an aggregate of 65,431 shares of Common Stock at a price of $8.63 per share of Common Stock were outstanding. None of the Company, the Board of Directors, Parent or Purchaser has made or will make any recommendation to the holders of the Warrants regarding the desirability of exercising the Warrants to purchase shares of Common Stock. Holders of Warrants who exercise such Warrants to purchase shares of Common Stock will have no right under the Warrant Agreement to revoke an effective exercise. From and after the Effective Time, pursuant to the Warrants, the holder of each outstanding Warrant, shall, upon the payment of the exercise price under such Warrant, have the right to exercise each such Warrant for an amount of cash equal to the Common Stock Merger Consideration which would be payable as a result of the Merger with respect to the number of shares of

Common Stock, or fraction thereof, for which such Warrant could have been exercised immediately prior to the Effective Time.

    PLANS FOR THE COMPANY. Parent has advised the Company that it expects that, initially following the Merger, the business and operations of the Company will, except as set forth in this Information Statement, be continued by the Company substantially as they are currently being conducted, except that Parent intends to manage the Company as part of the Airline Group of AMR Corporation. Parent has advised that it will continue to evaluate the business and operations of the Company after the consummation of the Offer and the Merger, and will take such actions as it deems appropriate under the circumstances then existing. Parent has advised that it intends to seek additional information about the Company during this period. Thereafter, Parent has advised that it intends to review such information as part of a comprehensive review of the Company's business, operations, capitalization and management with a view to optimizing exploitation of the Company's potential in conjunction with Parent's businesses. It is expected that the business and operations of the Company will be combined with those of Parent. Parent has advised that it may cause the Company to be merged with Parent after the consummation of the Merger.

    Pursuant to Section 6.03 of the Merger Agreement, following the purchase of the shares of Common Stock by Purchaser pursuant to the Offer, on December 23, 1998 Purchaser designated the following four individuals for election as directors of the Board of Directors: Gerard J. Arpey, Jeffrey C. Campbell, Donald J. Carty and Charles D. MarLett. In addition, Purchaser requested that the Company reduce the size of the Board of Directors from nine to seven members. Effective December 23, 1998, the following six members of the Board of Directors resigned: Lee M. Hydeman, Donald L. Beck, Joe M. Kilgore, Emmet E. Mitchell, Wayne L. Stern, M.D. and Agnieszka Winkler. Thereafter, on such date, Barrie K. Brunet, James T. Lloyd and Joseph R. O'Gorman, the remaining members of the Board of Directors, took action by written consent to reduce the size of the Board of Directors from nine to seven members and to appoint the four Purchaser designees to the Board of Directors.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of the Board of Directors with respect to the Merger, the stockholders of the Company should be aware that certain members of the Board of Directors and management have certain interests in the Merger that are in addition to the interests of the stockholders of the Company generally.

    MANAGEMENT CONTRACTS.

    O'GORMAN EMPLOYMENT AGREEMENT. On February 18, 1998, the Board of Directors appointed Joseph R. O'Gorman as Chairman of the Board of Directors, Chief Executive Officer and President of the Company. Mr. O'Gorman subsequently entered into an Employment Agreement with the Company with the terms and provisions thereof retroactive to his date of appointment (the "O'Gorman Employment Agreement"). Between March and June 1998, Mr. O'Gorman assembled a new management team consisting of five executive officers (the "Executives") with whom the Company entered into employment agreements (the "Other Company Employment Agreements"): Vicki W. Bretthauer, Vice President-Administration; Beverley Grear, Senior Vice President-Operations; W. Stephen Jackson, Senior Vice President-Finance and Chief Financial Officer; Steven A. Rossum, Senior Vice President, General Counsel, and Corporate Secretary; and Joanne Smith, Senior Vice President--Marketing and Planning.

    Under the O'Gorman Employment Agreement, Mr. O'Gorman received a base salary of $250,000 per year. Mr. O'Gorman was also awarded options to purchase 250,000 shares of Common Stock, at an exercise price of $5.63, vesting in five equal installments beginning on the date of grant at six-month intervals and options to purchase 30,000 shares of Common Stock under the terms of the Company's stock option plan for Directors. All stock options granted to Mr. O'Gorman became immediately vested upon the consummation of the Offer pursuant to the "change of control" provisions of the O'Gorman

Employment Agreement. In addition, Mr. O'Gorman became entitled to certain additional payments and benefits upon the consummation of the Offer pursuant to such provisions.

    Mr. O'Gorman and the Company entered into an agreement dated as of January 11, 1999 that was consented to and approved by Parent and Purchaser (the "New O'Gorman Agreement"). The New O'Gorman Agreement terminated and superseded the O'Gorman Employment Agreement, other than the provisions relating to confidentiality and indemnification, which survived and were incorporated into the New O'Gorman Agreement. Pursuant to the New O'Gorman Agreement, Mr. O'Gorman
(i) will receive, promptly following his execution of the New O'Gorman Agreement, an amount in cash equal to four times his current base salary plus an amount in cash equal to the amount he would have received pursuant to the Merger Agreement immediately prior to the Effective Time in consideration for the cancellation and payment of his vested options, (ii) will continue in his role as Chairman of the Board of Directors, Chief Executive Officer and President of the Company until February 28, 1999 (or such earlier date as determined by the Board of Directors) and will remain available to consult with the management and the Board of Directors of the Company and Parent until June 30, 1999, (iii) will continue to be paid at his current base salary and receive benefits available to the Company's officers until June 30, 1999 (unless Mr. O'Gorman shall be appointed to a position as a senior executive officer at a competitor of the Company or Parent in which case such salary payments and other benefits shall cease), (iv) will receive lifetime air travel benefits on Parent's route system and lifetime membership for the Admiral's Clubs for both him and his wife (such benefits to be provided on the most favored terms, practices and conditions available to Parent's active senior executive officers), and (v) will be provided a parking space at Chicago O'Hare International Airport free of charge until December 31, 2002.

    EXECUTIVE EMPLOYMENT AGREEMENTS. On November 19, 1998, the Company and Parent entered into employment agreements (the "American Employment Agreements") with each of the Executives. Each of the American Employment Agreements has an initial term of 24 months commencing upon the Effective Time of the Merger. Under their respective American Employment Agreements, Ms. Bretthauer will receive an annual base salary of $125,000, Ms. Grear, Mr. Jackson and Ms. Smith will each receive an annual base salary of $175,000 and Mr. Rossum will receive an annual base salary of $180,000. These base salaries may be increased, but not decreased, at any time. Beginning in calendar year 1999, each of the Executives shall be entitled to participate in Parent's incentive compensation plan.

    Each of the Executives will be entitled to receive awards of deferred stock pursuant to AMR Corporation's Performance Share Program (the "Performance Share Program") and Career Equity Program (the "Career Equity Program") as well as receive employee stock options annually on the same basis as other employees of Parent of like rank.

    At the Effective Time of the Merger, each Executive shall receive (i) a payment equal to 150% of the Executive's annual base salary, (ii) 2,500 stock options to purchase common stock of AMR Corporation, (iii) 1,000 shares of deferred stock under the Performance Share Program and (iv) 1,000 shares of deferred stock under the Career Equity Program.

    The American Employment Agreements provide that if an Executive is terminated without "Cause" (as defined in each American Employment Agreement) or resigns for "Good Reason" (as defined in each American Employment Agreement):
(i) Parent shall pay the Executive two times the Executive's annual base salary,
(ii) the Executive shall be entitled to receive various fringe benefits (including, without limitation, medical insurance and air travel) until the 30-month anniversary of the Effective Time, and (iii) the Executive shall become entitled to exercise any stock options that were vested at the time of termination. The American Employment Agreements also provide that if an Executive is terminated for "Cause", the Executive will not be entitled to any additional compensation.

    If upon the expiration of the initial 24 month term of employment under each Employment Agreement: (i) an Executive is not offered or elects not to accept an offer of continued employment with Parent, such Executive shall receive the same payments and benefits as if such Executive had been terminated without "Cause", and (ii) an Executive is offered and accepts continued employment with Parent, such Executive shall receive a payment equal to two times such Executive's base salary, and shall continue to receive air travel benefits at the same level as existed during the employment period up until the 30-month anniversary of the Effective Time.

    In the event an American Employment Agreement is terminated by Parent (other than for "Cause"), by the Executive for "Good Reason" or upon the occurrence of the "Non-Renewal Event" (as defined in each American Employment Agreement) and the Executive relocates (in the continental U.S.) from the Reno, Nevada area within 12 months from such date, Parent will reimburse or pay the Executive for basic and customary closing costs and reasonable packing and moving costs up to a maximum amount of $35,000.

    STOCK OPTION PLANS. Pursuant to the Merger Agreement, immediately prior to the Effective Time, each outstanding option to purchase shares of Common Stock (in each case, an "Option") granted under (i) the Company's 1992 Stock Option Plan, (ii) the Company's Employee Stock Incentive Plan and (iii) the Company's Directors Stock Option Plan (collectively, the "Stock Option Plans"), whether or not then exercisable, shall be cancelled by the Company, and each holder of a cancelled Option shall be entitled to receive from Purchaser at the same time as payment for shares of Common Stock is made by Purchaser in connection with the closing of the Merger, in consideration for the cancellation of such Option, an amount in cash equal to the product of (x) the number of shares of Common Stock previously subject to such Option and (y) the excess, if any, of the Common Stock Merger Consideration over the exercise price per share of Common Stock previously subject to such Option.

    COMMERCIAL ARRANGEMENTS. Parent and the Company have, since 1993, had several on-going commercial arrangements between them.

    The Company entered into a MultiHost Agreement on April 14, 1997 with The SABRE Group, Inc., an affiliate of Parent. The agreement grants the Company a license to use SABRE, a computerized travel reservation system. The agreement expires in November 2004.

    Parent and the Company entered into an Amended and Restated AAdvantage Participating Carrier Agreement dated March 28, 1995, which has been subsequently amended (the "AAdvantage Agreement"), and which provides for the accrual and redemption of frequent flyer points by members of Parent's frequent flyer program on the Company's flights in the Western Region (defined as areas within the United States falling within the Pacific and Mountain time zones) as well as selected routes to Chicago, Anchorage and Vancouver. The agreement may be terminated by either party, with or without cause, on at least 210 days' prior notice. Pursuant to the AAdvantage Agreement, Parent has the right for 120 days following a change in control of the Company to (i) exclude any routes from the accrual and redemption of frequent flyer points and (ii) to terminate the agreement on 30 days prior written notice.

    On October 24, 1994, Parent and the Company executed an Amended and Restated Agreement of Sublease, which has been subsequently amended, relating to the sublease by the Company from Parent of five gates and related terminal space and facilities at San Jose International Airport in San Jose, California. This agreement expires in November 2007. Pursuant to the sublease, the Company must obtain Parent's consent, which may be withheld at Parent's sole discretion, prior to any transfer, assignment or sublet by the Company.

    The Company also subleases from Parent gates and other related terminal space and facilities at John Wayne Airport in Orange County, California pursuant to an Agreement of Sublease, dated October 18, 1994. This agreement has been extended to March 31, 1999, and may be terminated by either party on prior notice as provided therein.

    In addition, Parent and the Company have entered into an Operations Agreement, dated October 18, 1994, pursuant to which Company has been allocated seven slots at John Wayne Airport as well as several more slots, whose number varies from month to month based on a formula tied to the Company's and Parent's seat capacity. This Agreement also provides for the permanent allocation of two additional slots to the Company, which will remain with the Company upon termination or expiration of this Agreement. This Agreement has been extended to March 31, 1999 and may be terminated by either party on prior notice as provided therein.

    Parent and its affiliates also provide ground handling and related airport services on behalf of the Company at several airports pursuant to various agreements. These agreements are terminable by either party on 30 to 60 days' notice.

    The Merger Agreement provides that, until the earlier of the Effective Time and the termination of the Merger Agreement, Parent shall not terminate (or take other adverse action against the Company in respect of) the foregoing commercial arrangements between Parent and the Company, provided, however, that no provision of the Merger Agreement shall restrict or prohibit Parent from exercising any rights of Parent in the event of a default by the Company under any contract between the parties. Parent also agreed to include the Company in Parent's west coast promotions and advertisements for so long as there is a frequent flyer arrangement between Parent and the Company. Additionally, Parent agreed that the Company shall be included in written frequent flyer promotional material (in-flight and newsletter) on a level equal to Parent's other frequent flyer partners.

    Under certain circumstances, the agreements described above may be modified if the Merger is not consummated, as more fully described below under the heading "THE MERGER AGREEMENT-Termination; Fees and Expenses; Commercial Arrangements."

                              THE MERGER AGREEMENT

    The following is a summary of the material terms of the Merger Agreement. This summary is not a complete description of the terms and conditions thereof and is qualified in its entirety by reference to the full text thereof, a copy of which is attached hereto as Annex I.

    THE OFFER. Pursuant to the Merger Agreement, Purchaser commenced the Offer within five business days after the initial public announcement of Purchaser's intention to commence the Offer. On December 23, 1998, Purchaser accepted for payment and paid for the Shares tendered pursuant to the Offer.

    THE MERGER. The Merger Agreement provides that, upon the terms and subject to the conditions thereof, and in accordance with Nevada Law, at the Effective Time, Purchaser shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Purchaser will cease and the Company will continue as the surviving corporation (the "Surviving Corporation") and will become a subsidiary of Parent. Upon consummation of the Merger, each share of Common Stock and Preferred Stock issued and outstanding (other than any Shares held in the treasury of the Company, or owned by Purchaser, Parent or any direct or indirect wholly-owned subsidiary of Parent and any Shares which are held by stockholders who have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such Shares in accordance with Nevada Law) shall be cancelled or converted automatically into the right to receive the Merger Consideration.

    Pursuant to the Merger Agreement, each share of Common Stock, par value $.01 per share, of Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

    The Merger Agreement provides that the directors of Purchaser immediately prior to the Effective Time will be the initial directors of the Surviving Corporation and that the officers of the Company immediately prior to the Effective Time will be the initial officers of the Surviving Corporation. The Merger Agreement provides that, at the Effective Time, the Articles of Incorporation of Purchaser, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation, and the bylaws of Purchaser, as in effect immediately prior to the Effective Time, will be the bylaws of the Surviving Corporation.

    AGREEMENTS OF PARENT, PURCHASER AND THE COMPANY. Pursuant to the Merger Agreement, the Company has covenanted and agreed that, between the date of the Merger Agreement and the Effective Time, unless Parent shall otherwise agree in writing (which agreement shall not be unreasonably withheld or delayed), the businesses of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company shall use its reasonable efforts to preserve intact the business organization of the Company, to keep available the services of the current officers, employees and consultants of the Company and to preserve the current relationships of the Company with customers, suppliers and other persons with which the Company has significant business relations. The Merger Agreement provides that by way of amplification and not limitation, and except as contemplated therein, the Company has covenanted and agreed that, between the date of the Merger Agreement and the Effective Time, unless Parent shall otherwise agree in writing (which agreement shall not be unreasonably withheld or delayed), it will not do any of the following: (a) amend or otherwise change its Articles of Incorporation or bylaws or equivalent organizational documents; (b) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of
(i) any shares of capital stock of any class of the Company, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company (except for the issuance of a maximum of 3,757,070 shares of Common Stock issuable pursuant to employee and director stock options and a maximum of 7,104,831 shares of Common Stock issuable upon the exercise of the Warrants or upon conversion of the shares of Preferred Stock or Convertible Notes, in each case outstanding on the date of the Merger Agreement and the issuance of a maximum of 100,000 employee stock options issued on terms consistent with prior practice, and a maximum of 100,000 shares of Common Stock issuable pursuant to such employee stock options, issued after the date of the Merger Agreement) or (ii) any assets of the Company, except for sales in the ordinary course of business and in a manner consistent with past practice; (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for regular quarterly dividends payable on the Preferred Stock not to exceed $0.5625 per share of Preferred Stock or in connection with the adoption of a shareholder rights plan; (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock; (e) except as disclosed to Parent on the date of the Merger Agreement, (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or any division thereof or any material amount of assets, (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business and consistent with past practice, (iii) enter into any contract or agreement other than in the ordinary course of business, consistent with past practice, (iv) authorize any single capital expenditure (other than expenditures for maintenance) which is in excess of $500,000 or capital expenditures which are, in the aggregate, in excess of $500,000, or (v) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the foregoing matters; (f) except as disclosed to Parent on the date of the Merger Agreement, increase the compensation payable or to become payable to, or the benefits provided to, its officers or key employees, except for increases in accordance with past practices in salaries or wages of employees of the Company who are not officers of the Company, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other key employee of the Company, or establish, adopt, enter into or amend in any material respect any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee; (g) except as disclosed to Parent on the date of the Merger Agreement, hire or retain any single employee or consultant at an annual rate of compensation in excess of $125,000, or employees or consultants with annual rates of compensation in excess of $250,000 in the aggregate; (h) except as disclosed to Parent on the date of the Merger Agreement, take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable); (i) except as disclosed to Parent on the date of the Merger Agreement, make any tax election or settle or compromise any material federal, state, local or foreign income tax liability; (j) except as disclosed to Parent on the date of the Merger Agreement, commence or settle any litigation, suit, claim, action, proceeding, or investigation valued in excess of $300,000 either individually or in the aggregate, provided, however, that upon prior notice to Parent, the Company may commence actions relating to claims which are within 30 days of becoming barred by the applicable statute of limitations or which constitute mandatory counterclaims in any suit brought against the Company by any third party; or (k) amend, modify, or consent to the termination of any material contract, or amend, modify, or consent to the termination of the Company's rights thereunder, in a manner materially adverse to the Company, other than in the ordinary course of business consistent with past practice.

    The Merger Agreement provides that, subject to compliance with applicable law and the Company's Articles of Incorporation, promptly upon the purchase by Purchaser of shares of Common Stock pursuant to the Offer, and from time to time thereafter, Purchaser shall be entitled to designate up to such number of directors, rounded up to the next whole number, on the Board of Directors as shall give Purchaser representation on the Board of Directors equal to the product of the total number of directors on the Board of Directors (giving effect to the directors elected pursuant to this sentence), multiplied by the percentage that the aggregate number of shares of Common Stock beneficially owned by Purchaser or any affiliate of Purchaser following such purchase bears to the total number of shares of Common Stock then outstanding, and the Company shall, at such time, promptly take all actions necessary to cause Purchaser's designees to be elected as directors of the Company, including increasing the size of the Board of Directors or securing the resignations of incumbent directors, or both. The Merger Agreement also provides that, at such times, the Company shall use its best efforts to cause persons designated by Purchaser to constitute the same percentage as persons designated by Purchaser shall constitute of the Board of Directors of each committee of the Board of Directors to the extent permitted by applicable law. Until the earlier of (i) the time Purchaser acquires a majority of the then outstanding shares of Common Stock on a fully diluted basis and (ii) the Effective Time, the Company shall use its best efforts to ensure that all the members of the Board of Directors and each committee of the Board of Directors as of the date of the Merger Agreement who are not employees of the Company shall remain members of the Board of Directors and of each such committee.

    The Merger Agreement provides that following the election or appointment of Purchaser's designees in accordance with the immediately preceding paragraph and prior to the Effective Time, any amendment of the Merger Agreement or the Articles of Incorporation or bylaws of the Company, any termination of the Merger Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or Purchaser or waiver of any of the Company's rights thereunder, will require the concurrence of a majority of the directors of the Company then in office who neither were designated by Purchaser nor are employees of the Company (the "Independent Directors"). If the number of Independent Directors shall be reduced below two for any reason whatsoever, the remaining Independent Director shall designate a person to fill such vacancy who shall be deemed to be an Independent Director for purposes of the Merger Agreement or, if no Independent Directors then remain, the other directors shall designate two persons to fill such vacancies who shall not be officers or affiliates of the Company, or officers or affiliates of Parent or any of its Subsidiaries, and such persons shall be deemed to be Independent Directors for purposes of the Merger Agreement. The Independent Directors shall have the authority to retain such counsel and other advisors at the expense of the Company as are reasonably appropriate to the exercise of their duties in connection with the Merger Agreement, subject to approval by the Company of the terms of such retention, which approval shall not be unreasonably withheld. In addition, the Independent Directors shall have the authority to institute any action, on behalf of the Company, to enforce performance of the Merger Agreement.

    Pursuant to the Merger Agreement, until the Effective Time, the Company shall, and shall cause the officers, directors, employees, auditors and agents of the Company to, afford the officers, employees and agents of Parent and Purchaser complete access at all reasonable times to the officers, employees, agents, properties, offices, plants and other facilities, books and records of the Company, and shall furnish Parent and Purchaser with all financial, operating and other data and information as Parent or Purchaser, through its officers, employees or agents, may reasonably request. Parent and Purchaser have agreed to keep such information confidential, except in certain circumstances.

    The Company has agreed that it shall not, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage the submission of, any proposal or offer from any person relating to any acquisition or purchase of all or (other than in the ordinary course of business) any portion of the assets of, or any equity interest in, the Company or any business combination with the Company or participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. Notwithstanding the foregoing, the Merger Agreement permits the Board of Directors to furnish information to, or enter into discussions or negotiations with, any person in connection with an unsolicited (from the date of the Merger Agreement) proposal in writing by such person to acquire the Company pursuant to a merger, consolidation, share exchange, share purchase, business combination or other similar transaction or to acquire all or substantially all of the assets of the Company, if, and only to the extent that, (i) the Board of Directors, after consultation with independent legal counsel (which may include its regularly engaged independent legal counsel), determines in good faith that such action is required for the Board of Directors to comply with its fiduciary duties to stockholders imposed by Nevada Law and (ii) prior to furnishing such information to, or entering into discussions or negotiations with, such person, the Company uses its reasonable best efforts to obtain from such person an executed confidentiality agreement on terms no less favorable to the Company than those contained in the Confidentiality Agreement dated as of June 12, 1998 between Parent and the Company. Pursuant to the Merger Agreement, the Company has agreed to immediately cease and cause to be terminated all existing discussions or negotiations with any parties conducted prior to the date of the Merger Agreement with respect to any of the foregoing. Moreover, the Company has agreed (x) to notify Parent promptly if any such proposal or offer, or any inquiry or contact with any person with respect thereto, is made and to indicate in reasonable detail in such notice the identity of the person making such proposal, offer, inquiry or contact and the terms thereof, and (y) not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company is or may become a party.

    The Merger Agreement provides that immediately prior to the Effective Time, each outstanding Option granted under any of the Company's Stock Option Plans, whether or not then exercisable, shall be cancelled by the Company, and each holder of a cancelled Option shall be entitled to receive from Purchaser at the same time as payment for shares of Common Stock is made by Purchaser in connection with the closing of Merger, in consideration for the cancellation of such Option, an amount in cash equal to the product of (x) the number of shares of Common Stock previously subject to such Option and (y) the excess, if any, of the Common Stock Merger Consideration over the exercise price per share of Common Stock previously subject to such Option. The Company has agreed to effectuate the cancellation of the Options by taking such action as may be necessary under the Company's Stock Option Plans.

    The Merger Agreement further provides that the Articles of Incorporation and the bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in Article VIII of the Articles of Incorporation and Article VII of the bylaws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, employees, fiduciaries or agents of the Company, unless such modification shall be required by law.

    The Merger Agreement also provides that the Company shall, to the fullest extent permitted under applicable law and regardless of whether the Merger becomes effective, indemnify and hold harmless, and after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted under applicable law, indemnify and hold harmless, each present and former director, officer, employee, fiduciary and agent of the Company (collectively, the "Indemnified Parties") against all costs and expenses (including attorneys'
fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, criminal, administrative or investigative, arising out of or pertaining to, in whole or in part, any action or omission in their capacity as an officer, director, employee, fiduciary or agent (including in connection with the Merger Agreement and the transactions contemplated thereby), whether occurring before or after the Effective Time, for a six-year period after the date of the Merger Agreement. In the event of any such claim, action, suit, proceeding or investigation, the Merger Agreement provides that (i) the Company or the Surviving Corporation, as the case may be, shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Company or the Surviving Corporation, promptly after statements therefor are received and (ii) the Company and the Surviving Corporation shall cooperate in the defense of any such matter; provided, however, that neither the Company nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent may not be unreasonably withheld or delayed); and provided, further, that neither the Company nor the Surviving Corporation shall be obligated to pay the fees and expenses of more than one counsel for all Indemnified Parties in any single action except to the extent that two or more of such Indemnified Parties shall have conflicting interests in the outcome of such action; and provided, further, that, in the event that any claim for indemnification is asserted or made within such six-year period, all rights to indemnification in respect of such claim shall continue until the final disposition of such claim.

    The Merger Agreement provides that the Surviving Corporation shall use its best efforts to maintain in effect for six years from the Effective Time and for so long thereafter as any claim asserted prior to such date has not been fully adjudicated, if available, the current directors' and officers' liability insurance policies maintained by the Company or substitute therefor policies of at least the same amounts and coverage containing terms and conditions which are not materially less favorable to the insured with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend more than an amount per year equal to 150% of the current annual premiums paid by the Company for such insurance (which annual premiums the Company has represented to Parent and Purchaser to be approximately $175,000 in the aggregate).

    The Merger Agreement provides that in the event the Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Company or the Surviving Corporation, as the case may be, or at Parent's option, Parent, shall assume the obligations described above. The Merger Agreement provides that the obligations described above shall survive the Effective Time indefinitely.

    The Merger Agreement provides that, subject to its terms and conditions, each of the parties thereto shall (i) make promptly its respective filings, and thereafter make any other required submissions, under the HSR Act with respect to the transactions contemplated by the Merger Agreement and (ii) use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Merger Agreement, including, without limitation, using its reasonable best efforts to obtain all licenses, permits (including, without limitation, environmental permits), consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company as are necessary for the consummation of the transactions contemplated by the Merger Agreement and to fulfill the conditions to the Offer and the Merger.

    In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of the Merger Agreement, the proper officers and directors of each party to the Merger Agreement are required to use their reasonable best efforts to take all such action.

    The Merger Agreement provides that pursuant to Section 8 of the Certificate of Designations of the Preferred Stock (the "Certificate of Designations"), as soon as practicable after the acceptance for payment of the shares of Common Stock pursuant to the Offer, the Company shall provide the holders of all shares of Preferred Stock with a notice of "Ownership Change" (as defined in the Certificate of Designations). Pursuant to the Merger Agreement, each holder of shares of Preferred Stock, upon the occurrence of the Ownership Change, shall have the right, at the holder's option, to convert all, but not less than all, of such holder's shares of Preferred Stock into shares of Common Stock, at an adjusted conversion price per share of Common Stock equal to the Special Conversion Price (as defined in the Certificate of Designations), subject to the option of the Company to provide to each such holder, in lieu of Common Stock, cash equal to the Market Value (as defined in the Certificate of Designations) of the shares of Common Stock multiplied by the number of shares of Common Stock into which such shares of Preferred Stock would have been convertible at the Special Conversion Price. The Company has agreed to exercise its option under
Section 8 of the Certificate of Designations to satisfy its obligations thereunder by paying cash to the holders of shares of Preferred Stock, in lieu of issuing to such holders Common Stock upon the conversion of their shares of Preferred Stock.

    REPRESENTATIONS AND WARRANTIES. The Merger Agreement contains various customary representations and warranties of the parties thereto, including representations by the Company as to the Company's filings with the SEC, the financial statements of the Company, the absence of certain changes or events concerning the Company's business, compliance with law and certain contracts, litigation, employee benefit plans, labor matters, real property and leases, trademarks, patents and copyrights, environmental matters, taxes, aircraft, slots and similar takeoff and landing rights at certain airports, and brokers.

    CONDITIONS TO THE MERGER. Under the Merger Agreement, the respective obligations of each party to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions: (a) the Merger Agreement and the Merger contemplated thereby shall have been approved and adopted by the affirmative vote of the stockholders of the Company to the extent required by Nevada Law and the Articles of Incorporation of the Company; (b) any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated; (c) no foreign, United States or state governmental authority or other agency or commission or foreign, United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the acquisition of Shares by Parent or Purchaser or any affiliate of either of them illegal or otherwise restricting, preventing or prohibiting consummation of the transactions contemplated by the Merger Agreement; and (d) Purchaser or its permitted assignee shall have purchased all shares of Common Stock validly tendered and not withdrawn pursuant to the Offer; provided, however, that this condition shall not be applicable to the obligations of Parent or Purchaser if, in breach of the Merger Agreement or the terms of the Offer, Purchaser fails to purchase any shares of Common Stock validly tendered and not withdrawn pursuant to the Offer.

    TERMINATION; FEES AND EXPENSES; COMMERCIAL ARRANGEMENTS. The Merger Agreement provides that it may be terminated and the Merger and the other transactions contemplated by the Merger Agreement may be abandoned at any time following the purchase of shares of Common Stock by Purchaser pursuant to the Offer and prior to the Effective Time, notwithstanding any requisite approval and adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement by the stockholders of the Company: (a) by mutual written consent duly authorized by the Board of Directors of Parent, Purchaser and the Company or (b) by either Parent, Purchaser or the Company if any court of competent jurisdiction or other governmental authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable. In the event of the termination of the Merger Agreement pursuant to clause (a) or (b) above, the Merger Agreement provides that it shall forthwith become void and there shall be no liability thereunder on the part of any party thereto except (i) under certain other provisions of the Merger Agreement which survive termination and (ii) liability of any party for willful breach of the Merger Agreement. All costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement shall be paid by the party incurring such expenses, whether or not any such transaction is consummated.

                              ACCOUNTING TREATMENT

    The Merger will be accounted for using the purchase method of accounting in accordance with generally accepted accounting principles.

             CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

    The following is a summary of the principal federal income tax consequences of the Merger to holders whose Shares are converted into the right to receive cash in the Merger (whether upon receipt of the Merger Consideration or pursuant to the proper exercise of dissenter's rights). The discussion applies only to holders of Shares in whose hands Shares are capital assets, and may not apply to Shares received pursuant to the exercise of employee stock options or otherwise as compensation, or to holders of Shares who are not citizens or residents of the United States of America.

    THE TAX DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY AND IS BASED UPON PRESENT LAW. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH HOLDER OF SHARES SHOULD CONSULT SUCH HOLDER'S OWN TAX ADVISOR TO DETERMINE THE APPLICABILITY OF THE RULES DISCUSSED TO SUCH STOCKHOLDER AND THE PARTICULAR TAX EFFECTS OF THE OFFER AND THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND OTHER TAX LAWS.

    The receipt of cash pursuant to the Merger (whether as Merger Consideration or pursuant to the proper exercise of dissenter's rights) will be a taxable transaction for federal income tax purposes (and also may be a taxable transaction under applicable state, local and other income tax laws). In general, for federal income tax purposes, a holder of Shares will recognize gain or loss equal to the difference between the holder's adjusted tax basis in the Shares converted to cash in the Merger and the amount of cash received therefor. Gain or loss must be determined separately for each block of Shares (I.E., Shares acquired at the same cost in a single transaction) converted to cash in the Merger. Gain or loss will be capital gain or loss. Individual holders will be subject to tax on the net amount of their gain at a maximum rate of 20%, provided the Shares were held for more than 12 months. Special rules (and generally lower maximum rates) apply to individuals in lower tax brackets. The deduction of capital losses is subject to certain limitations, generally limiting usable losses in any year to an amount equal to capital gains recognized that year plus $3,000. The balance of unused capital losses generally may be carried forward to subsequent tax years. Stockholders should consult their own tax advisors in this regard.

    Payments in connection with the Merger may be subject to backup withholding at a 31% rate. Backup withholding generally applies if a stockholder (i) fails to furnish his, her or its social security number or taxpayer identification number ("TIN"), (ii) furnishes an incorrect TIN, (iii) fails properly to report interest or dividends or (iv) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN provided is the stockholder's correct number and that the stockholder is not subject to backup withholding. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain persons, including corporations and financial institutions generally, are exempt from backup withholding. Penalties may apply for failure to furnish correct information and for failure to include the reportable payments in income. Each stockholder should consult with its own tax advisor as to the stockholder's qualifications for exemption from withholding and the procedure for obtaining an exemption.

                              REGULATORY APPROVAL

    GENERAL. The Company is not aware of any license or other regulatory permit that appears to be material to the business of the Company which might be adversely affected by the acquisition of Shares by Purchaser pursuant to the Offer or the Merger or, except as set forth below, of any approval or other action by any domestic (federal or state) or foreign governmental, administrative or regulatory authority or agency which would be required prior to the acquisition of Shares by Purchaser pursuant to the Offer or the Merger.

    ANTITRUST. Under the HSR Act and the rules that have been promulgated thereunder, certain acquisition transactions may not be consummated unless certain information has been furnished to the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and the United States Federal Trade Commission (the "FTC") and certain waiting period requirements have been satisfied. The acquisition of Shares by Purchaser pursuant to the Offer and the Merger is subject to such requirements.

    Pursuant to the HSR Act, on November 23, 1998, Parent filed a Premerger Notification and Report Form in connection with the purchase of Shares pursuant to the Offer with the Antitrust Division and the FTC. Under the provisions of the HSR Act applicable to the Offer, the purchase of Shares pursuant to the Offer could not be consummated until the expiration of a 15-calendar day waiting period following the filing by Parent. The waiting period under the HSR Act expired at 11:59 p.m., New York City time, on Tuesday, December 8, 1998, without a request from the FTC or the Antitrust Division for additional information or documentary material. Accordingly, the condition to the Offer requiring the expiration or early termination of such waiting period has been satisfied. No separate filing or waiting period is required under the HSR Act with respect to the Merger.

    The FTC and the Antitrust Division frequently scrutinize the legality under the antitrust laws of transactions such as the acquisition of Shares by Purchaser pursuant to the Offer and the Merger. At any time after the purchase of Shares pursuant to the Offer by Purchaser, the FTC or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking the divestiture of Shares purchased by Purchaser or the divestiture of substantial assets of Parent, the Company or their respective subsidiaries. Private parties and state attorneys general may also bring legal action under federal or state antitrust laws under certain circumstances. Based upon an examination of information available to the Company relating to the businesses in which the Company and Parent and its subsidiaries are engaged, the Company believes that the Offer and the Merger will not violate the antitrust laws. Nevertheless, there can be no assurance that a challenge to the Offer and the Merger on antitrust grounds will not be made or, if such a challenge is made, what the result would be.

                             MARKET FOR THE SHARES

    The shares of Common Stock are listed and principally traded on NASDAQ under the symbol "RENO". The following table sets forth, for the quarters indicated, the high and low sales prices per share of Common Stock on NASDAQ as reported by the Dow Jones News Service, according to published financial sources. No cash dividends have been declared by the Company on the Common Stock and the Company does not anticipate that any dividends will be declared on the Common Stock for the foreseeable future.

                            COMMON STOCK MARKET DATA

                                 HIGH          LOW
                               ---------    ---------
1996:
First Quarter................. $12 5/8      $ 7
Second Quarter................  14 1/4       10 1/4
Third Quarter.................  12 1/2        7 5/8
Fourth Quarter................   8 5/8        6 3/4
1997:
First Quarter................. $ 7 5/8      $ 6 3/8
Second Quarter................   8 15/16      6 1/2
Third Quarter.................   9 1/16       6 13/16
Fourth Quarter................   7 5/8        4 1/2
1998:
First Quarter................. $ 8 1/2      $ 4 1/2
Second Quarter................   8 1/2        6 11/16
Third Quarter.................   7 1/2        4 7/16
Fourth Quarter................   8            3 1/2
1999:
First Quarter (through January
  5, 1999).................... $ 7 5/8      $ 7 5/8

    On November 13, 1998, the last full trading day prior to the appearance of certain news stories concerning a possible transaction between Parent and the Company, the last trading price per share of Common Stock as reported on NASDAQ was $6 9/16. On November 18, 1998, the last full trading day prior to the announcement of the execution of the Merger Agreement and of Purchaser's intention to commence the Offer, the last trading price per share of Common Stock as reported on NASDAQ was $7 1/4. On November 23, 1998, the last full trading day prior to the commencement of the Offer, the last trading price per share of Common Stock as reported on NASDAQ was $7 1/4(.) On December 22, 1998, the last full trading day prior to the closing of the Offer, the last trading price per share of Common Stock as reported on NASDAQ was $7 23/32.

    The shares of Preferred Stock are listed and principally traded on the NASDAQ SmallCap Market under the Symbol "RENOP". The following table sets forth, for the quarters indicated, the high and low sales prices per share of Preferred Stock on the NASDAQ SmallCap Market, as well as the dividends paid on the shares of Preferred Stock, according to published financial sources. The Preferred Stock began trading on the NASDAQ SmallCap Market on May 19, 1998. Therefore, there is no trading data available prior to these dates for the Preferred Stock.

                          PREFERRED STOCK MARKET DATA

                                                                                       HIGH        LOW      DIVIDENDS
                                                                                      -------    -------   -----------
1998:
First Quarter........................................................................  --         --        $  0.5625
Second Quarter (beginning May 19, 1998).............................................. $27        $21 7/8    $  0.5625
Third Quarter........................................................................  23         17        $  0.5625
Fourth Quarter.......................................................................  27 1/2     15        $  0.5625
1999:
First Quarter (through January 5, 1999).............................................. n/a        n/a              n/a

    On November 13, 1998, the last full trading day prior to the appearance of certain news stories concerning a possible transaction between Parent and the Company, the last trading price per share of Preferred Stock as reported on NASDAQ was $21. On November 18, 1998, the last full trading day prior to the announcement of the execution of the Merger Agreement and of Purchaser's intention to commence the Offer, the last trading price per share of Preferred Stock as reported on the NASDAQ SmallCap Market was $22. On November 23, 1998, the last full trading day prior to the commencement of the Offer, the last trading price per share of Preferred Stock as reported on the NASDAQ SmallCap Market was $27 1/8. On December 17, 1998, the last full trading day (on which shares of Preferred Stock actually traded) prior to the closing of the Offer, the last trading price per share of Preferred Stock as reported on the NASDAQ SmallCap Market was $27 1/4. No trading in shares of Preferred Stock has occurred in the First Quarter (through January 5) of 1999.

    STOCKHOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR THE SHARES.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    CERTAIN BENEFICIAL OWNERS. The following table sets forth, as of September 30, 1998, the name and address of each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, and, based on information supplied to the Company by such persons, the approximate number of shares and percentage owned by each:

                                                                                             NUMBER OF      PERCENT
NAME AND ADDRESS                                                                           SHARES OWNED      OWNED
-----------------------------------------------------------------------------------------  -------------  -----------
Fidelity Advisor Series VIII:............................................................     934,800(1)         8.7%
Fidelity Advisor Strategic
  Opportunities Fund
  82 Devonshire St.
  Boston, MA 02109

PAR Investment Partners, L.P.............................................................     934,800(1)         8.7%
Par Capital Management, Inc.
  One Financial Center, Suite 1600
  Boston, MA 02111

Anthony Silverman........................................................................     558,995(3)         5.2%
11811 N. Tatum Blvd, Suite 4040
  Phoenix, AZ 85028

------------------------

(1) Based on a Schedule 13G dated February 14, 1998. Voting power over these shares resides with the Board of Trustees of Fidelity Advisor Strategic Opportunities Fund. Includes 492,574 shares obtainable upon conversion of shares of the Preferred Stock.

(2) Based on a Schedule 13G filed on June 15, 1998. Includes 552,900 shares of Common Stock plus 217,391 shares obtainable upon the conversion of the shares of Preferred Stock, which equals 770,291 total shares.

(3) Based on a Schedule 13D dated September 12, 1997. Mr. Silverman is a principal of Paradise Valley Securities, which acted as placement agent for the Company's sale of Convertible Notes in 1993 and 1994 and as managing underwriter for the Company's initial public offering in 1992. Includes 16,500 shares held in an individual retirement account, 12,000 shares held for the benefit of Mr. Silverman's children, 44,000 shares held for the estate of William Silverman, 21,300 shares issuable upon exercise of Warrants held by Mr. Silverman and 7,581 shares issuable upon exercise of Warrants held by Paradise Valley Securities. Also includes 296,878 shares held by Kay Silverman (including shares held in an individual retirement account), as to which Mr. Silverman disclaims beneficial ownership.

    On December 23, 1998, Purchaser acquired 9,111,108 shares of Common Stock at a price of $7.75 per share and 1,434,883 shares of Preferred Stock at a price of $27.50 per share, representing approximately 83.7% of the outstanding shares of Common Stock and 99.9% of the outstanding shares of Preferred Stock, respectively.

    COMMON STOCK OWNERSHIP OF MANAGEMENT. The following table reflects, as of December 31, 1998, the ownership of Common Stock of each director, each executive officer and former executive officer listed in the Summary Compensation Table, and all directors and executive officers as a group.

                                                                                      AMOUNT
                                                                                   BENEFICIALLY        PERCENT OF
NAME OF BENEFICIAL OWNER:                                                            OWNED(1)         OWNERSHIP(2)
-----------------------------------------------------------------------------  --------------------  ---------------
Gerard J. Arpey..............................................................                  0(3)         *
Vicki W. Bretthauer..........................................................            100,000            *
Barrie K. Brunet.............................................................             10,000            *
Jeffrey C. Campbell..........................................................                  0(3)         *
Beverley Grear...............................................................            150,000              1.4%
Donald J. Carty..............................................................                  0(3)         *
W. Stephen Jackson...........................................................            175,000              1.6%
James T. Lloyd...............................................................             60,000            *
Charles D. MarLett...........................................................                  0(3)         *
Joseph R. O'Gorman...........................................................            280,000              2.6%
Steven A. Rossum.............................................................            175,000              1.6%
Joanne Smith.................................................................            135,000              1.2%

All executive officers and directors as a group (12 persons).................          1,085,000             10.0%

------------------------

*   Less than 1%.

(1) Includes the following number of shares subject to options exercisable within 60 days of December 31, 1998: Ms. Bretthauer: 100,000; Mr. Brunet:
    10,000; Ms. Grear: 150,000; Mr. Jackson: 175,000; Mr. Lloyd: 60,000; Mr.
    O'Gorman: 280,000; Mr. Rossum: 175,000; Ms. Smith: 135,000. The exercise prices of the options held by each of the individuals listed above (other than Messrs. O'Gorman and Rossum) are more than the Common Stock Merger Consideration.

(2) Based on 10,884,650 shares of Common Stock outstanding on December 31, 1998. The Percent of Ownership is determined by assuming that in each case the person only, or the group only, exercised his or her rights to purchase all shares of Common Stock underlying outstanding stock options, including those not currently exercisable.

(3) Each individual disclaims beneficial ownership of the shares of Common Stock, and the shares of Common Stock issuable upon conversion of the shares of Preferred Stock, that are owned directly or indirectly by Parent, of which each individual is an officer.

                             AVAILABLE INFORMATION

    The Company is subject to the informational filing requirements of the Exchange Act. In accordance therewith, the Company files periodic reports, proxy statements and other information with the SEC under the Exchange Act relating to its business, financial condition and other matters. Such reports, proxy statements and other information may be inspected and copied at the SEC's office at 450 Fifth Street, N.W., Washington D.C. 20549, and at the regional offices of the SEC located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may also be obtained upon payment of the SEC's prescribed fees by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington D.C. 20549. The SEC also maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements regarding registrants, such as the Company, that file electronically with the SEC.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents heretofore filed by the Company under the Exchange Act with the SEC (File No. 0-20360) are incorporated herein by reference:

(1) The Company's Annual Report on Form 10-K for the year ended December 31,
    1997;

(2) The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1998, June 30, 1998 and September 30, 1998;

(3) The Company's Proxy Statement dated April 8, 1998; and

(4) The Company's Current Reports on Form 8-K dated February 3, March 4, April 23, May 7, August 26, November 19, November 24, and December 28, 1998.

    The Company will provide without charge to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, on written or oral request, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein). Requests for such copies should be directed to Reno Air, Inc., 220 Edison Way, Reno, Nevada 89502, attention:
Corporate Secretary.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Information Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

                                                                         ANNEX I

                                                                  EXECUTION COPY

                            AGREEMENT AND PLAN OF MERGER
                                     AMONG
                            AMERICAN AIRLINES, INC.
                           BONANZA ACQUISITIONS, INC.
                                      AND
                                 RENO AIR, INC.
                         DATED AS OF NOVEMBER 19, 1998

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
BACKGROUND STATEMENT.......................................................................................           1
STATEMENT OF THE AGREEMENT.................................................................................           2

                                                       ARTICLE I
                                                       THE OFFERS
SECTION 1.01.       The Offers.............................................................................           2
SECTION 1.02.       Company Action.........................................................................           3

                                                       ARTICLE II
                                                       THE MERGER
SECTION 2.01.       The Merger.............................................................................           5
SECTION 2.02.       Effective Time; Closing................................................................           5
SECTION 2.03.       Effect of the Merger...................................................................           5
SECTION 2.04.       Articles of Incorporation; By-laws.....................................................           6
SECTION 2.05.       Directors and Officers.................................................................           6
SECTION 2.06.       Conversion of Securities...............................................................           6
SECTION 2.07.       Employee Stock Options; Warrants.......................................................           7
SECTION 2.08.       Dissenting Shares......................................................................           8
SECTION 2.09.       Surrender of Shares; Stock Transfer Books..............................................           8

                                                      ARTICLE III
                                     REPRESENTATIONS AND WARRANTIES OF THE COMPANY
SECTION 3.01.       Organization and Qualification.........................................................          10
SECTION 3.02.       Articles of Incorporation and By-laws..................................................          10
SECTION 3.03.       Capitalization.........................................................................          10
SECTION 3.04.       Authority Relative to this Agreement...................................................          11
SECTION 3.05.       No Conflict; Required Filings and Consents.............................................          11
SECTION 3.06.       Compliance.............................................................................          12
SECTION 3.07.       SEC Filings; Financial Statements......................................................          12
SECTION 3.08.       Absence of Certain Changes or Events...................................................          13
SECTION 3.09.       Absence of Litigation..................................................................          14
SECTION 3.10.       Employee Benefit Plans.................................................................          14
SECTION 3.11.       Labor Matters..........................................................................          16
SECTION 3.12.       Offer Documents; Schedule 14D-9; Proxy Statement.......................................          17
SECTION 3.13.       Real Property and Leases...............................................................          17
SECTION 3.14.       Trademarks, Patents and Copyrights.....................................................          18
SECTION 3.15.       Taxes..................................................................................          18
SECTION 3.16.       Environmental Matters..................................................................          19
SECTION 3.17.       Aircraft...............................................................................          19
SECTION 3.18.       Slots..................................................................................          19
SECTION 3.19.       Brokers................................................................................          19

                                                       ARTICLE IV
                                 REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER
SECTION 4.01.       Corporate Organization.................................................................          20
SECTION 4.02.       Authority Relative to this Agreement...................................................          20
SECTION 4.03.       No Conflict; Required Filings and Consents.............................................          20
SECTION 4.04.       Offer Documents; Proxy Statement.......................................................          21
SECTION 4.05.       Brokers................................................................................          21

                                                                                                                PAGE
                                                                                                                -----
                                                       ARTICLE V
                                         CONDUCT OF BUSINESS PENDING THE MERGER
SECTION 5.01.       Conduct of Business by the Company Pending the Merger..................................          22

                                                       ARTICLE VI
                                                 ADDITIONAL AGREEMENTS
SECTION 6.01.       Stockholders' Meeting..................................................................          25
SECTION 6.02.       Proxy Statement........................................................................          25
SECTION 6.03.       Company Board Representation; Section 14(f)............................................          25
SECTION 6.04.       Access to Information; Confidentiality.................................................          27
SECTION 6.05.       No Solicitation of Transactions........................................................          27
SECTION 6.06.       Existing Contracts Between Parent and the Company......................................          28
SECTION 6.07.       Directors' and Officers' Indemnification and Insurance.................................          28
SECTION 6.08.       Notification of Certain Matters........................................................          29
SECTION 6.09.       Further Action; Reasonable Best Efforts................................................          30
SECTION 6.10.       Redemption of Convertible Notes........................................................          30
SECTION 6.11.       Preferred Stock........................................................................          30
SECTION 6.12.       Public Announcements...................................................................          31

                                                      ARTICLE VII
                                                CONDITIONS TO THE MERGER
SECTION 7.01.       Conditions to the Merger...............................................................          31

                                                      ARTICLE VIII
                                           TERMINATION, AMENDMENT AND WAIVER
SECTION 8.01.       Termination............................................................................          32
SECTION 8.02.       Effect of Termination..................................................................          33
SECTION 8.03.       Fees and Expenses; Commercial Arrangements.............................................          33
SECTION 8.04.       Amendment..............................................................................          35
SECTION 8.05.       Waiver.................................................................................          35

                                                       ARTICLE IX
                                                   GENERAL PROVISIONS
SECTION 9.01.       Non-Survival of Representations, Warranties and Agreements.............................          36
SECTION 9.02.       Notices................................................................................          36
SECTION 9.03.       Certain Definitions....................................................................          37
SECTION 9.04.       Severability...........................................................................          38
SECTION 9.05.       Entire Agreement; Assignment...........................................................          38
SECTION 9.06.       Parties in Interest....................................................................          38
SECTION 9.07.       Specific Performance...................................................................          39
SECTION 9.08.       Governing Law..........................................................................          39
SECTION 9.09.       Headings...............................................................................          39
SECTION 9.10.       Counterparts...........................................................................          39

ANNEX A             Conditions to the Offers
ANNEX B             Per Preferred Share Amount

                           GLOSSARY OF DEFINED TERMS

DEFINED TERM                                                                                LOCATION OF DEFINITION
------------------------------------------------------------------------------------------  ----------------------
Acquiring Person..........................................................................  Section 8.03(a)
affiliate.................................................................................  Section 9.03(a)
Agreement.................................................................................         Preamble
Alternative Merger........................................................................         Recitals
Articles of Merger........................................................................  Section 2.02
beneficial owner..........................................................................  Section 9.03(b)
Blue Sky Laws.............................................................................  Section 3.05(b)
Board.....................................................................................         Recitals
business day..............................................................................  Section 9.03(c)
Certificate of Designation................................................................  Section 2.04(a)
Certificates..............................................................................  Section 2.09(b)
Code......................................................................................  Section 3.10(a)
Common Shares.............................................................................         Recitals
Common Stock Offer........................................................................         Recitals
Common Stock Merger Consideration.........................................................  Section 2.06(a)
Company...................................................................................         Preamble
Company Common Stock......................................................................         Recitals
Company Preferred Stock...................................................................         Recitals
Competing Proposal........................................................................  Section 8.03(a)(i)
Confidentiality Agreement.................................................................  Section 6.04(b)
control...................................................................................  Section 9.03(d)
Convertible Notes.........................................................................  Section 3.03(d)
Disclosure Schedule.......................................................................  Section 3.01
Dissenting Shares.........................................................................  Section 2.08(a)
Effective Time............................................................................  Section 2.02
Environmental Laws........................................................................  Section 3.16(a)
Environmental Permits.....................................................................  Section 3.16(b)
ERISA.....................................................................................  Section 3.10(a)
Exchange Act..............................................................................  Section 1.02(b)
Expenses..................................................................................  Section 8.03(b)
Fee.......................................................................................  Section 8.03(a)
Hazardous Substances......................................................................  Section 3.16(a)
HSR Act...................................................................................  Section 3.05(b)
HSR Condition.............................................................................  Section 1.01(a)
Independent Directors.....................................................................  Section 6.03(c)
Indemnified Parties.......................................................................  Section 6.07(b)
IRS.......................................................................................  Section 3.10(a)
knowledge and best knowledge..............................................................  Section 9.03(e)
Liens.....................................................................................  Section 3.13(b)
Material Adverse Effect...................................................................  Section 3.01(a)
Merger....................................................................................         Recitals
Merger Consideration......................................................................  Section 2.06(b)
Minimum Condition.........................................................................  Section 1.01(a)
Multiemployer Plan........................................................................  Section 3.10(b)
Multiple Employer Plan....................................................................  Section 3.10(b)
1997 Balance Sheet........................................................................  Section 3.07(c)
Nevada Law................................................................................         Recitals
Offers....................................................................................         Recitals

DEFINED TERM                                                                                LOCATION OF DEFINITION
------------------------------------------------------------------------------------------  ----------------------
Offer Documents...........................................................................  Section 1.01(b)
Offer to Purchase.........................................................................  Section 1.01(b)
Operations Agreement......................................................................  Section 8.03(e)
Option....................................................................................  Section 2.07
Parent....................................................................................         Preamble
Paying Agent..............................................................................  Section 2.09(a)
Per Common Share Amount...................................................................         Recitals
Per Preferred Share Amount................................................................         Recitals
Per Share Amounts.........................................................................         Recitals
Permitted Liens...........................................................................  Section 3.13(b)
person....................................................................................  Section 9.03(f)
Plans.....................................................................................  Section 3.10(a)
Preferred Shares..........................................................................         Recitals
Preferred Stock Merger Consideration......................................................  Section 2.06(b)
Preferred Stock Offer.....................................................................         Recitals
Primary Merger............................................................................         Recitals
Proxy Statement...........................................................................  Section 3.12
Purchaser.................................................................................         Preamble
Returns...................................................................................  Section 3.15
Schedule 14D-9............................................................................  Section 1.02(b)
Schedule 14D-1............................................................................  Section 1.01(b)
SEC.......................................................................................  Section 1.01(a)
SEC Reports...............................................................................  Section 3.07(a)
Securities Act............................................................................  Section 3.07(a)
Shares....................................................................................         Recitals
Slots.....................................................................................  Section 3.18
Stockholder's Meeting.....................................................................  Section 6.01(a)
Stock Option Plans........................................................................  Section 2.07
subsidiary................................................................................  Section 9.03(g)
Surviving Corporation.....................................................................  Section 2.01
Tax.......................................................................................  Section 3.15
Transactions..............................................................................  Section 3.04
WARN......................................................................................  Section 3.10(f)
Warrant Agreement.........................................................................  Section 3.03
Warrants..................................................................................  Section 3.03

                          AGREEMENT AND PLAN OF MERGER

    This AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of this 19th day of November, 1998, by and among American Airlines, Inc., a Delaware corporation ("Parent"), Bonanza Acquisitions, Inc., a Nevada corporation and a wholly owned subsidiary of Parent ("Purchaser"), and Reno Air, Inc., a Nevada corporation (the "Company").

                              BACKGROUND STATEMENT

    The Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders, and the Boards of Directors of Parent and Purchaser have determined that it is in the best interests of Parent and Purchaser, for Parent to acquire the Company. In furtherance of such acquisition, it is proposed that Purchaser shall make a cash tender offer (the "Common Stock Offer") to acquire all the issued and outstanding shares of Common Stock, $0.01 par value per share, of the Company ("Company Common Stock"; shares of Company Common Stock being hereinafter collectively referred to as "Common Shares") for $7.75 per Common Share (such amount, or any greater amount per Common Share paid pursuant to the Common Stock Offer, being hereinafter referred to as the "Per Common Share Amount"), net to the seller in cash. In addition, Purchaser shall make a cash tender offer (the "Preferred Stock Offer; and together with the Common Stock Offer, the "Offers"), to acquire any and all of the issued and outstanding shares of Series A Cumulative Convertible Exchangeable Preferred Stock, $0.001 par value per share, of the Company ("Company Preferred Stock"; shares of Company Preferred Stock being hereinafter collectively referred to as "Preferred Shares"; and together with the Common Shares, the "Shares") for $27.50 per Preferred Share plus accrued and unpaid dividends through the date Purchaser accepts for payment the Preferred Shares (such amount, subject to reduction as described herein, or any greater amount per Preferred Share paid pursuant to the Preferred Stock Offer, being hereinafter referred to as the "Per Preferred Share Amount"; and together with the Per Common Share Amount, the "Per Share Amounts")), net to the seller in cash. The Board of Directors of the Company (the "Board") has unanimously approved the making of the Offers and resolved and agreed to recommend that holders tender their Common Shares and Preferred Shares pursuant to the Offers. Also, in furtherance of such acquisition, the Boards of Directors of Parent, Purchaser and the Company have each approved the merger of Purchaser with and into the Company in accordance with the General Corporation Law of the State of Nevada ("Nevada Law") and Article II hereof following the consummation of the Offers pursuant to which the remaining Shares shall be converted into the right to receive cash (the "Primary Merger") or the Common Shares will be converted into the right to receive cash and the Preferred Shares shall remain issued and outstanding (the "Alternative Merger"; the Primary Merger, together with the Alternative Merger, being hereinafter collectively referred to as the "Merger").

                           STATEMENT OF THE AGREEMENT

    In consideration of the mutual promises, covenants, representations, and warranties made herein and of the mutual benefits to be derived here from, Parent, Purchaser, and the Company agree as follows:

                                   ARTICLE I
                                   THE OFFERS

    SECTION 1.01. The Offers. (a) Provided that this Agreement shall not have been terminated in accordance with Section 8.01 and none of the events set forth in Annex A hereto shall have occurred or be existing, Purchaser shall commence the Offers as promptly as reasonably practicable after the date hereof, but in no event later than five business days after the initial public announcement of Purchaser's intention to commence the Offers. The obligation of Purchaser to accept for payment and pay for Common Shares tendered pursuant to the Common Stock Offer shall be subject to the condition (the "Minimum Condition") that the number of Common Shares validly tendered and not withdrawn prior to the expiration of the Common Stock Offer shall constitute at least a majority of the then outstanding Common Shares on a fully diluted basis (including, without limitation, all Common Shares issuable upon the conversion of any convertible securities or upon the exercise of any options, warrants or rights, but excluding Common Shares issuable upon the conversion of any Preferred Shares to be accepted for payment and paid for by Purchaser pursuant to the Preferred Stock Offer) and also shall be subject to the satisfaction of the other conditions set forth in Annex A hereto. The obligation of Purchaser to accept for payment and pay for Preferred Shares tendered pursuant to the Preferred Stock Offer is subject to the condition that Purchaser has accepted for payment and paid for the Common Shares tendered pursuant to the Common Stock Offer. Purchaser expressly reserves the right to waive any such condition (other than the Minimum Condition or the HSR Condition (as defined below)), to increase the price per Common Share or Preferred Share payable in the Offers, and to make any other changes in the terms and conditions of the Offers; provided, however, that no change may be made which decreases the price per Share payable in the Offers (other than as herein provided in respect of the Preferred Shares), which changes the form of consideration to be paid in the Offers, or which reduces the maximum number of Shares to be purchased in the Offers, or which extends the expiration date of the Offers (which shall initially be twenty (20) business days), or which imposes conditions to the Offers in addition to those set forth in Annex A hereto; provided, further, however, that subject to the right of the parties to terminate this Agreement pursuant to Section 8.01, the Common Stock Offer (i) shall be extended (A) if, at the scheduled expiration of the Offers, the condition to the Common Stock Offer relating to the expiration of the required waiting periods under the HSR Act (the "HSR Condition") shall not be satisfied, until such time as such condition is satisfied, and (B) for any period required by any rule, regulation or interpretation of the Securities and Exchange Commission (the "SEC") or the staff thereof applicable to the Common Stock Offer and (ii) may be extended (A) if, at the scheduled expiration of the Offers, any of the conditions to the Common Stock Offer set forth in Annex A hereto shall not be satisfied or waived, until such time as such condition is satisfied or waived, and (B) for a period of not more than ten (10) business days if Purchaser determines in its sole discretion to so extend the Common Stock Offer, provided that this Agreement may not be terminated pursuant to
Section 8.01(b), (c) or (d) during any extension pursuant to this clause
(ii)(B). Purchaser may extend the Preferred Stock Offer for a period of not more than twenty (20) business days after the date upon which Purchaser accepts for payment and pays for Common Shares pursuant to the Common Stock Offer, if the number of Preferred Shares validly tendered and not withdrawn prior to such date shall constitute less than 66 2/3% of the then outstanding Preferred Shares. The Preferred Share Amount shall be reduced to the amount set forth in Annex B opposite the dividend payment date for the dividend most recently declared by the Board which has or had a record date prior to the time Purchaser accepts Preferred Shares for payment pursuant to the Preferred Stock Offer. The Per Share Amounts shall, subject to applicable withholding of taxes, be net to the seller in cash, upon the terms and subject to the conditions of the Offers. Subject to the terms and conditions of the Offers, Purchaser shall pay, as promptly as practicable after expiration of each Offer, for all Shares validly tendered to and not withdrawn from such Offer.

    (b) As soon as reasonably practicable on the date of commencement of the Offers, Purchaser shall file with the SEC a Tender Offer Statement on Schedule 14D-1 (together with all amendments and supplements thereto, the "Schedule 14D-1") with respect to the Offers, and take all steps necessary to cause the Offer Documents (as defined below) to be disseminated to holders of Common Shares and Preferred Shares as and to the extent required by applicable federal securities laws. The Schedule 14D-1 shall contain or shall incorporate by reference an offer to purchase (the "Offer to Purchase") and forms of the related letter of transmittal and any related summary advertisement (the
Schedule 14D-1, the Offer to Purchase and such other documents, together with all supplements and amendments thereto, being referred to herein collectively as the "Offer Documents"). Parent, Purchaser and the Company agree to correct promptly any information provided by any of them for use in the Offer Documents which shall have become false or misleading, and Parent and Purchaser further agree to take all steps necessary to cause the Schedule 14D-1 as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to holders of Common Shares and Preferred Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given an opportunity to review and comment on the
Schedule 14D-1 and any amendments thereto prior to the filing thereof with the SEC. Parent and Purchaser will provide the Company and its counsel with a copy of any written comments or telephonic notification of any verbal comments Parent or Purchaser may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt thereof and will provide the Company and its counsel with a copy of any written responses and telephonic notification of any verbal response of Parent, Purchaser or its counsel.

    SECTION 1.02. Company Action. (a) The Company hereby approves of and consents to the Offers and represents that (i) the Board, at a meeting duly called and held on November 18, 1998, unanimously has (A) determined that this Agreement and the Transactions contemplated hereby, including each of the Offers and the Merger, taken together, are fair to and in the best interests of the holders of the Common Shares, (B) approved and adopted this Agreement, the Offers and the transactions contemplated hereby and thereby (including, without limitation, for purposes of Section 78.438 of the Nevada Law), (C) amended the Company's By-Laws to provide that the provisions of Sections 78.378 through
78.3793 of the Nevada Law shall not apply to the Company and to permit the stockholders of the Company to take action by written consent and (D) recommended that the stockholders of the Company accept the Offers and approve and adopt this Agreement and the transactions contemplated hereby, and (ii) SalomonSmithBarney Inc has delivered to the Board a written opinion that the consideration to be received by the holders of the Common Shares pursuant to the Common Stock Offer and the Merger, taken together, is fair to the holders of such Shares from a financial point of view. Subject to the fiduciary duties of the Board under applicable law as advised in writing by independent counsel, the Company hereby consents to the inclusion in the Offer Documents of the recommendation of the Board described in the immediately preceding sentence. The Company has been advised by each of its directors and executive officers that they intend either to tender all the Shares beneficially owned by them to Purchaser pursuant to the Offers or to vote the Shares beneficially owned by them in favor of the approval and adoption by the stockholders of the Company of this Agreement and the transactions contemplated hereby.

    (b) As soon as reasonably practicable on the date of commencement of the Offers, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D-9") containing, subject to the fiduciary duties of the Board under applicable law as advised in writing by independent counsel, the recommendation of the Board described in Section 1.02(a) and shall disseminate the Schedule 14D-9 to the extent required by Rule 14d-9 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other applicable federal securities laws. The Company, Parent and Purchaser agree to correct promptly any information provided by any of them for use in the Schedule 14D-9 which shall have become false or misleading, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Parent, Purchaser and their counsel shall be given an opportunity to review and comment on the Schedule 14D-9 and any amendments thereto prior to the filing thereof with the SEC. The Company will provide Parent and Purchaser and their counsel with a copy of any written comments or telephonic notification of any verbal comments the Company may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt thereof and will provide Parent and Purchaser and their counsel with a copy of any written responses and telephonic notification of any verbal response of the Company or its counsel.

    (c) The Company shall promptly cause to be furnished to Purchaser mailing labels containing the names and addresses of all record holders of the Shares and with security position listings of the Shares held in stock depositories, each as of a recent date, together with all other available listings and computer files containing names, addresses and security position listings of record holders and beneficial owners of the Shares. The Company shall furnish Purchaser with such additional information, including, without limitation, updated listings and computer files of stockholders, mailing labels and security position listings, and such other assistance as Parent, Purchaser or their agents may reasonably request. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offers and the Merger, Parent and Purchaser shall hold in confidence the information contained in such labels, listings and files, shall use such information only in connection with the Offers and the Merger, and, if this Agreement shall be terminated in accordance with Section 8.01, shall deliver to the Company all copies of such information then in their possession.

                                   ARTICLE II
                                   THE MERGER

    SECTION 2.01. The Merger. Upon the terms and subject to the conditions set forth in Article VII, and in accordance with Nevada Law, at the Effective Time (as hereinafter defined) Purchaser shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Purchaser shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

    SECTION 2.02. Effective Time; Closing. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII, the parties hereto shall cause the Merger to be consummated by filing this Agreement or articles of merger (in either case, the "Articles of Merger") with the Secretary of State of the State of Nevada, in such form as is required by, and executed in accordance with the relevant provisions of, Nevada Law (the date and time of such filing being the "Effective Time"). Prior to such filing, a closing shall be held at the offices of American Airlines, Inc., 4333 Amon Carter Boulevard, Fort Worth, Texas 78155, or such other place as the parties shall agree, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article VII.

    SECTION 2.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Nevada Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Purchaser shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

    SECTION 2.04. Articles of Incorporation; By-laws. (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time (i) if the Primary Merger is effected, the Articles of Incorporation of Purchaser, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation, until thereafter amended as provided by law and such Articles of Incorporation, or (ii) if the Alternative Merger is effected, the Articles of Incorporation of the Company, including, without limitation, the Certificate of Designations of Series A Cumulative Convertible Exchangeable Preferred Stock $.001 par value per share of the Company (the "Certificate of Designations"), as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation.

    (b) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, (i) if the Primary Merger is effected, the By-laws of Purchaser, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation and such By-laws or (ii) if the Alternative Merger is effected, the By-laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation and such By-laws.

    SECTION 2.05. Directors and Officers. The directors of Purchaser immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

    SECTION 2.06. Conversion of Securities. At the Effective Time, by virtue of the Primary Merger or the Alternative Merger and without any action on the part of Purchaser, the Company or the holders of any of the following securities:

        (a) Each Common Share issued and outstanding immediately prior to the Effective Time (other than any Common Shares to be canceled pursuant to Section 2.06(c) and any Dissenting Shares (as hereinafter defined)) shall, pursuant to the Primary Merger, be canceled and shall be converted automatically into the right to receive an amount equal to the Per Common Share Amount in cash (the "Common Stock Merger Consideration") payable, without interest, to the holder of such Common Share, upon surrender, in the manner provided in Section 2.09, of the certificate that formerly evidenced such Common Share;

        (b) Each Preferred Share issued and outstanding immediately prior to the Effective Time (other than any Preferred Shares to be canceled pursuant to Section 2.06(c) and any Dissenting Shares) shall, pursuant to the Primary Merger, be canceled and converted automatically into the right to receive an amount equal to the amount set forth in Annex B opposite the dividend payment date for the dividend most recently declared by the Board which has or had a record date prior to the Effective Time, together with accrued and unpaid dividends through the Effective Time in cash (the "Preferred Stock Merger Consideration"; and together with the Common Stock Merger Consideration, the "Merger Consideration"), payable, without interest, to the holder of such Preferred Share, upon surrender, in the manner provided in Section 2.09, of the certificate that formerly evidenced such Preferred Share, provided, however, that in the event that less than 66 2/3% of the Preferred Shares have voted to approve this Agreement and the Primary Merger, the Alternative Merger shall be effected instead of the Primary Merger, and each Preferred Share shall remain issued and outstanding as a share of the Series A Cumulative Convertible Exchangeable Preferred Stock, $0.001 par value per share, of the Surviving Corporation, subject to the terms and conditions of the Certificate of Designations. Pursuant to Section 7(e) of the Certificate of Designation, the holder of each Preferred Share shall have the right to convert each such Preferred Share into the amount of cash equal to the Common Stock Merger Consideration which would be payable as a result of the Merger with respect to the number of Common Shares or fraction thereof into which such Preferred Shares could have been converted immediately prior to the Effective Time, and such holder shall be entitled pursuant to Section 8 of the Certificate of Designations, to effect such conversion at an adjusted conversion price equal to the Special Conversion Price (as defined in the Certificate of Designation);

        (c) Each Share held in the treasury of the Company and each Share owned by Purchaser, Parent or any direct or indirect wholly owned subsidiary of Parent immediately prior to the Effective Time shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto, provided, however, that in the event that the Alternative Merger is effected, each Preferred Share shall remain issued and outstanding and shall remain subject to the terms and conditions of the Certificate of Designations; and

        (d) Each share of Common Stock, par value $.01 per share, of Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

    SECTION 2.07. Employee Stock Options; Warrants. (a) Immediately prior to the Effective Time, each outstanding option to purchase Common Shares (in each case, an "Option") granted under (i) the

Company's 1992 Stock Option Plan, (ii) the Company's Employee Stock Incentive Plan and (iii) the Company's Directors Stock Option Plan (collectively, the "Stock Option Plans"), whether or not then exercisable, shall be canceled by the Company, and each holder of a canceled Option shall be entitled to receive from Purchaser at the same time as payment for Common Shares is made by Purchaser in connection with the closing of the Merger, in consideration for the cancellation of such Option, an amount in cash equal to the product of (x) the number of Common Shares previously subject to such Option and (y) the excess, if any, of the Per Common Share Amount over the exercise price per Common Share previously subject to such Option. The Company agrees to effectuate the cancellation of the Options pursuant to this Section 2.07 by taking such action as may necessary under the Company's 1992 Stock Option Plan, as amended and restated in 1994, the Company's Employee Stock Incentive Plan and the Director's Stock Option Plan.

    (b) From and after the Effective Time, pursuant to the Warrants, (as hereinafter defined) the holder of each outstanding Warrant shall, upon the payment of the exercise price under such Warrant, have the right to exercise each such Warrant for an amount of cash equal to the Common Stock Merger Consideration which would be payable as a result of the Merger with respect to the number of Common Shares, or fraction thereof, for which such Warrant could have been exercised immediately prior to the Effective Time.

    SECTION 2.08. Dissenting Shares. (a) Notwithstanding any provision of this Agreement to the contrary, Common Shares and Preferred Shares that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such Common Shares and Preferred Shares in accordance with Nevada Law (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Common Stock Merger Consideration or Preferred Stock Merger Consideration, as applicable. To the extent required under Nevada Law, such stockholders shall be entitled to receive payment of the appraised value of such Shares held by them in accordance with the provisions of such law, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Shares under such law shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the applicable Merger Consideration, without any interest thereon, upon surrender, in the manner provided in Section 2.09, of the certificate or certificates that formerly evidenced such Shares.

    (b) The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to Nevada Law and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Nevada Law. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

    SECTION 2.09. Surrender of Shares; Stock Transfer Books. (a) Prior to the Effective Time, Purchaser shall designate a bank or trust company reasonably acceptable to the Company to act as agent (the "Paying Agent") for the holders of Shares in connection with the Merger to receive the funds to which holders of Shares shall become entitled pursuant to Section 2.06(a) and 2.06(b).

    (b) Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each person who was, at the Effective Time, a holder of record of Shares entitled to receive the Merger Consideration pursuant to Section 2.06(a) or 2.06(b), a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing such Shares (the "Certificates") shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly evidenced by such Certificate, and such Certificate shall then be canceled. No interest shall accrue or be paid on the Merger Consideration payable upon the surrender of any Certificate for the benefit of the holder of such Certificate. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered on the stock transfer books of the Company, it shall be a condition of payment that the Certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the person requesting such payment shall have paid all transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such taxes either have been paid or are not applicable.

    (c) At any time following the sixth month after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds which had been made available to the Paying Agent and not disbursed to holders of Common Shares (including, without limitation, all interest and other income received by the Paying Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) only as general creditors thereof with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Share for any Merger Consideration delivered in respect of such Share to a public official pursuant to any abandoned property, escheat or other similar law.

    (d) At the close of business on the day of the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Common Shares or, provided that the Primary Merger (and not the Alternative Merger) has been effected, the Preferred Shares, on the records of the Company. From and after the Effective Time, the holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by applicable law.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company hereby represents and warrants to Parent and Purchaser that:

    SECTION 3.01. Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect. When used in connection with the Company, the term "Material Adverse Effect" means any change or effect that, when taken together with all other adverse changes and effects that are within the scope of the representations and warranties made by the Company in this Agreement and which are not individually or in the aggregate deemed to have a Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, results of operations or financial condition of the Company, but excluding changes or effects that (x) are directly caused by conditions affecting (A) the United States economy as a whole or (B) the economy of the western region of the United States as a whole or affecting the United States airline industry as a whole, which conditions do not affect the Company in a disproportionate manner, (y) are related to or result from any action or inaction on the part of Parent, Purchaser or any affiliate thereof, including those in connection with the currently existing commercial arrangements between such persons and the Company or (z) are related to or result from the announcement of the Offers or the Merger. Except as set forth in Section 3.01 of the Disclosure Schedule previously delivered by the Company to Parent (the "Disclosure Schedule"), the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

    SECTION 3.02. Articles of Incorporation and By-laws. The Company has heretofore furnished to Parent a complete and correct copy of the Articles of Incorporation and the By-laws, each as amended to date, of the Company. Such Articles of Incorporation and By-laws are in full force and effect. The Company is not in violation of any provision of its Articles of Incorporation or By-laws, except for such violations as would not have a Material Adverse Effect.

    SECTION 3.03. Capitalization. The authorized capital stock of the Company consists of 30,000,000 Common Shares and 10,000,000 Preferred Shares. As of September 30, 1998, (i) 10,843,470 Common Shares were issued and outstanding, all of which were validly issued, fully paid and nonassessable, (ii) 1,436,000 Preferred Shares were issued and outstanding, all of which were validly issued, fully paid and nonassessable, (iii) no Common Shares were held in the treasury of the Company, (iv) 3,757,070 Common Shares were reserved for future issuance pursuant to Options granted pursuant to the Company's Stock Option Plans, (v) 4,164,400 Common Shares were reserved for issuance upon the conversion of Preferred Shares, (vi) 65,431 Common Shares were reserved for issuance upon the exercise of the warrants issued pursuant to the Placement Agreement (the "Warrants") dated March 14, 1994 between the Company and Paradise Valley Securities, Inc. (the "Warrant Agreement"), and (vii) 2,875,000 Common Shares were reserved for issuance upon the conversion of the 9% Senior Convertible Notes due September 30, 2002 issued by the Company pursuant to the Indenture dated as of August 15, 1992 between the Company and Fleet National Bank (formerly known as Shawmut Bank Connecticut, National Association) (the "Convertible Notes"). Except as disclosed in Section
3.03 of the Disclosure Schedule, since September 30, 1998 to the date of this Agreement, the Company has not issued any Shares (other than pursuant to the exercise of Options described in the preceding sentence), any warrants or other securities convertible into or exercisable for Shares or granted any Options covering Shares. Except as set forth in this Section 3.03 there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company. All Common Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any Shares or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in any other person.

    SECTION 3.04. Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby (the "Transactions"). The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the then outstanding Common Shares and (in the case of the Primary Merger) at least 66 2/3% of the Preferred Shares, if and to the extent required by applicable law, and the filing and recordation of appropriate merger documents as required by Nevada Law). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Purchaser, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

    SECTION 3.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Articles of Incorporation or By-laws of the Company, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or by which any property or asset of the Company is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clause (iii) above, those events which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

    (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Exchange Act, state securities or "blue sky" laws ("Blue Sky Laws") and state takeover laws, the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), and filing and recordation of appropriate merger documents as required by Nevada Law and
(ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Offers or the Merger, or otherwise prevent the Company from performing its obligations under this Agreement, and would not, individually or in the aggregate, have a Material Adverse Effect.

    SECTION 3.06. Compliance. The Company is not in conflict with, nor in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or by which any property or asset of the Company is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any property or asset of the Company is bound or affected, except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect.

    SECTION 3.07. SEC Filings; Financial Statements. (a) The Company has filed all forms, reports and documents required to be filed by it with the SEC since December 31, 1995, and has heretofore delivered to Parent, in the form filed with the SEC, (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1995, 1996, and 1997, respectively, (ii) its Quarterly Reports on Form 10-Q for the periods ended March 31, 1998, June 30, 1998 and September 30, 1998, (iii) its Current Reports on Form 8-K filed on February 4, 1998, March 4, 1998, April 23, 1998, May 7, 1998 and August 26, 1998 and (iv) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since January 1, 1996 (other than preliminary proxy materials) and
(v) all other forms, reports and other registration statements (other than Quarterly Reports on Form 10-Q not referred to in clause (ii) above) filed by the Company with the SEC since December 31, 1995 (the forms, reports and other documents referred to in clauses (i), (ii), (iii), (iv) and (v) above being referred to herein, collectively, as the "SEC Reports"). The SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, as the case may be, and the rules and regulations thereunder and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

    (b) Each of the financial statements (including, in each case, any notes thereto) contained in the SEC Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presented the financial position, results of operations and changes in financial position of the Company as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Material Adverse Effect).

    (c) Except as and to the extent set forth on the balance sheet of the Company as at December 31, 1997, including the notes thereto (the "1997 Balance Sheet"), the Company has no liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with generally accepted accounting principles, except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 1997 which would not, individually or in the aggregate, have a Material Adverse Effect.

    (d) The Company has heretofore furnished to Parent complete and correct copies of all amendments and modifications that have not been filed by the Company with the SEC to all agreements, documents and other instruments that previously had been filed by the Company with the SEC and are currently in effect.

    SECTION 3.08. Absence of Certain Changes or Events. Since December 31, 1997, except as contemplated by this Agreement or disclosed in any SEC Report filed since December 31, 1997 and prior to the date of this Agreement or described in any press release listed in Section 3.08 of the Disclosure Schedule, the Company has conducted its business only in the ordinary course and in a manner consistent with past practice and, since December 31, 1997, there has not been
(i) any change in the business, results of operations or financial condition of the Company having, individually or in the aggregate, a Material Adverse Effect,
(ii) any damage, destruction or loss (whether or not covered by insurance) with respect to any property or asset of the Company and having, individually or in the aggregate, a Material Adverse Effect, (iii) any change by the Company in its accounting methods, principles or practices (other than as required by generally accepted accounting principles), (iv) any revaluation by the Company of any asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable), other than in the ordinary course of business consistent with past practice, (v) any entry by the Company into any commitment or transaction material to the Company, (vi) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any redemption, purchase or other acquisition of any of its securities other than regular quarterly dividends on the Preferred Shares not in excess of $0.5625 per Preferred Share or (vii) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or key employees of the Company, except in the ordinary course of business consistent with past practice.

    SECTION 3.09. Absence of Litigation. Except as disclosed in Section 3.09 of the Disclosure Schedule or in the SEC Reports filed prior to the date of this Agreement, there is no claim, action, proceeding or investigation pending or, to the best knowledge of the Company, threatened against the Company, or any property or asset of the Company, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, which (i) individually or in the aggregate, is reasonably likely to have a Material Adverse Effect or (ii) as of the date hereof, seeks to delay or prevent the consummation of any Transaction. As of the date hereof, neither the Company nor any property or asset of the Company is subject to any order, writ, judgment, injunction, decree, determination or award having, individually or in the aggregate, a Material Adverse Effect.

    SECTION 3.10. Employee Benefit Plans. (a) Section 3.10 of the Disclosure Schedule contains a true and complete list of all employee benefit plans (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements to which the Company is a party, with respect to which the Company has any obligation or which are maintained, contributed to or sponsored by the Company for the benefit of any current or former employee, officer or director of the Company (collectively, the "Plans"). Each Plan is in writing and the Company has previously furnished Parent with a true and complete copy of each Plan and a true and complete copy of each material document prepared in connection with each such Plan, including, without limitation, (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed Internal Revenue Service ("IRS") Form 5500, (iv) the most recently received IRS determination letter for each such Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such Plan. The Company does not have any express or implied commitment (i) to create or incur material liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual or (iii) to modify, change or terminate any Plan, other than (x) with respect to a modification, change or termination required by ERISA or the Internal Revenue Code of 1986, as amended (the "Code") or (y) a modification, change or termination which does not materially increase benefit accruals or contributions required to be made by the Company.

    (b) None of the Plans is a defined benefit pension plan subject to Title IV of ERISA. None of the Plans is a multiemployer plan, within the meaning of
Section 3(37) of ERISA (a "Multiemployer Plan"), or other than as specifically disclosed in Section 3.10 of the Disclosure Schedule, a single employer pension plan, within the meaning of Section 4001(a)(15) of ERISA, for which the Company could incur liability under Section 4063 or 4064 of ERISA (a "Multiple Employer Plan"). Other than as disclosed in Section 3.10 of the Disclosure Schedule, none of the Plans (i) provides for the payment of separation, severance, termination or similar-type benefits to any person, (ii) obligates the Company to pay separation, severance, termination or other benefits as a result of any Transaction or (iii) obligates the Company to make any payment or provide any benefit that could be subject to a tax under Section 4999 of the Code as a result of any Transaction. Except as disclosed in Section 3.10 of the Disclosure Schedule, none of the Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company.

    (c) Each Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS that such Plan is so qualified, and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that such trust is so exempt. To the knowledge of the Company, no fact or event has occurred since the date of any such determination letter from the IRS that could adversely affect the qualified status of any such Plan or the exempt status of any such trust. Each trust maintained or contributed to by the Company which is intended to be qualified as a voluntary employees' beneficiary association exempt from federal income taxation under Sections 501(a) and 501 (c)(9) of the Code has received a favorable determination letter from the IRS that it is so qualified and so exempt, and, to the knowledge of the Company, no fact or event has occurred since the date of such determination by the IRS that could adversely affect such qualified or exempt status.

    (d) To the knowledge of the Company, there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan. The Company is not currently liable nor has it previously incurred any material liability for any tax or penalty arising under
Section 4971, 4972, 4979, 4980 or 4980B of the Code or Section 502(c) of ERISA, and, to the knowledge of the Company, no fact or event exists which could give rise to any such liability. The Company has not incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee pension benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and, to the knowledge of the Company, no fact or event exists which could give rise to any such liability. No complete or partial termination has occurred within the five years preceding the date hereof with respect to any Plan. No reportable event (within the meaning of Section 4043 of ERISA) has occurred or is expected to occur with respect to any Plan subject to Title IV of ERISA. No asset of the Company is the subject of any lien arising under Section 302(f) of ERISA or
Section 4 12(n) of the Code; the Company has not been required to post any security under Section 307 of ERISA or Section 401 (a)(29) of the Code; and, to the knowledge of the Company, no fact or event exists which could give rise to any such lien or requirement to post any such security.

    (e) Each Plan is in compliance in all material respects in accordance with the requirements of all applicable laws, including, without limitation, ERISA and the Code, and the Company has performed all obligations required to be performed by it under, is not in any respect in default under or in violation of, and has no knowledge of any default or violation by any party to, any Plan. No Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived. All contributions, premiums or payments required to be made with respect to any Plan are fully deductible for income tax purposes and no such deduction previously claimed has been challenged by any government entity. The 1997 Balance Sheet reflects an accrual of all amounts of employer contributions and premiums accrued but unpaid with respect to the Plans.

    (f) Other than as specifically disclosed in Section 3.10 of the Disclosure Schedule, the Company has not incurred any liability under, and has complied in all respects with, the Worker Adjustment Retraining Notification Act and the regulations promulgated thereunder ("WARN") and does not reasonably expect to incur any such liability as a result of actions taken or not taken prior to the Effective Time. The Company has previously provided in writing to Parent true and complete lists of the following: (i) all the employees terminated or laid off by the Company during the 90 days prior to the date hereof and (ii) all the employees of the Company who have experienced a reduction in hours of work of more than 50% during any month during the 90 days prior to the date hereof and describes all notices given by the Company in connection with WARN. The Company will, by written notice to Parent and Purchaser, update such lists to include any such terminations, layoffs and reductions in hours from the date hereof through the Effective Time and will provide Parent and Purchaser with any related information which they may reasonably request.

    SECTION 3.11. Labor Matters. Except as set forth in Section 3.11 of the Disclosure Schedule, (i) there are no controversies pending or, to the best knowledge of the Company, threatened between the Company and any of its employees, which controversies have or could have a Material Adverse Effect;
(ii) the Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company, nor, to the best knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees; (iii) the Company has not materially breached or otherwise failed to comply in any material respect with any material provision of any such agreement or contract and there are no grievances outstanding against the Company under any such agreement or contract; (iv) there are no unfair labor practice complaints pending against the Company before the National Labor Relations Board or any current union representation questions involving employees of the Company; and (v) there is no strike, slowdown, work stoppage or lockout, or, to the best knowledge of the Company, threat thereof, by or with respect to any employees of the Company. The consent of the labor unions which are a party to the collective bargaining agreements listed in
Section 3.11 of the Disclosure Schedule is not required to consummate the Transactions.

    SECTION 3.12. Offer Documents; Schedule 14D-9; Proxy Statement. Neither the
Schedule 14D-9 nor any information supplied by the Company for inclusion in the Offer Documents shall, at the respective times the Schedule 14D-9, the Offer Documents, or any amendments or supplements thereto are filed with the SEC or are first published, sent or given to stockholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. Neither the proxy statement to be sent to the stockholders of the Company in connection with the Stockholders' Meeting (as hereinafter defined) or the information statement to be sent to such stockholders, as appropriate (such proxy statement or information statement, as amended or supplemented, being referred to herein as the "Proxy Statement"), shall, at the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of the Company, at the time of the Stockholders' Meeting and at the Effective Time, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders' Meeting which shall have become false or misleading in any material respect. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Purchaser or any of their respective representatives which is contained in the Schedule 14D-9. The Schedule 14D-9 and the Proxy Statement shall comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder.

    SECTION 3.13. Real Property and Leases. (a) The Company has sufficient title to, or leasehold interests in, all its properties and assets to conduct its business as currently conducted or as contemplated to be conducted, with only such exceptions as, individually or in the aggregate, would not have a Material Adverse Effect.

    (b) Except as set forth in Section 3.13 of the Disclosure Schedule, each parcel of real property owned or leased by the Company (i) is owned or leased free and clear of all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind (collectively, "Liens"), other than (A) Liens for current taxes and assessments not yet past due, (B) inchoate mechanics' and materialmen's Liens for construction in progress, (C) workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business of the Company consistent with past practice, and (D) all matters of record, Liens and other imperfections of title and encumbrances which, individually or in the aggregate, would not have a Material Adverse Effect (collectively, "Permitted Liens"), and (ii) is neither subject to any governmental decree or order to be sold nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the best knowledge of the Company, has any such condemnation, expropriation or taking been proposed.

    (c) All leases of real property leased for the use or benefit of the Company to which the Company is a party requiring annual rental payments in excess of $500,000 during the period of the lease, and all amendments and modifications thereto are in full force and effect and have not been modified or amended, and there exists no default under any such lease by the Company, nor any event which with notice or lapse of time or both would constitute a default thereunder by the Company, except as, individually or in the aggregate, would not have a Material Adverse Effect.

    SECTION 3.14. Trademarks, Patents and Copyrights. To the best knowledge of the Company, the Company owns or possesses adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, servicemarks, trade secrets, applications for trademarks and for servicemarks, know-how and other proprietary rights and information used or held for use in connection with, and material to, the business of the Company as currently conducted, and the Company is unaware of any assertion or claim challenging the validity of any of the foregoing which, individually or in the aggregate, could have a Material Adverse Effect. The conduct of the business of the Company as currently conducted does not and will not conflict in any way with any patent, patent right, license, trademark, trademark right, trade name, trade name right, service mark, or copyright of any third party that, individually or in the aggregate, could have a Material Adverse Effect. To the best knowledge of the Company, there are no infringements of any propriety rights owned by or licensed by or to the Company which, individually or in the aggregate, could have a Material Adverse Effect. To the best knowledge of the Company, the Company has not licensed or otherwise permitted the use by any third party of any proprietary information on terms or in a manner which, individually or in the aggregate, could have a Material Adverse Effect.

    SECTION 3.15. Taxes. The Company has filed all returns and reports ("Returns"), which are required to be filed by it in respect of any Taxes (as hereinafter defined), and which the failure to file would have a Material Adverse Effect. As of the time of filing and in all material respects, the Returns correctly reflected the facts regarding the Taxes payable, income, expenses, business, assets, operations and status of the Company and any other information required to be shown thereon. The Company has paid or made provision for payment of all Taxes shown on such Returns. Neither the IRS nor any other taxing authority or agency, domestic or foreign, is now asserting or, to the best knowledge of the Company, threatening to assert against the Company any deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith. The Company has not granted any waiver of any statute of limitations with respect to, or any extension of the period of assessment of, any federal, state, county, municipal or foreign income tax. The Company has not made an election under Section 341(1) of the Code. For purposes of this Agreement, "Tax" means all taxes, including net income, capital gains, gross income, gross receipts, sales, use, transfer, ad valorem, franchise, profits, license, capital, withholding, payroll, employment, excise, goods and services, severance, stamp, occupation, premium, property, windfall profits, customs duties or taxes, fees or assessments, or other governmental charges of any kind whatsoever, together with any interest, fines and any penalties, additions to tax or additional amount incurred or accrued under applicable law or assessed, charged or imposed by any governmental authority.

    SECTION 3.16. Environmental Matters. (a) For purposes of this Agreement, the following terms shall have the following meanings: (i) "Hazardous Substances" means (A) those substances defined in or regulated under the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (B) petroleum and petroleum products including crude oil and any fractions thereof; (C) natural gas, synthetic gas, and any mixtures thereof; (D) radon; (E) any other contaminant; and (F) any substance with respect to which a federal, state or local agency requires environmental investigation, monitoring, reporting or remediation; and (ii) "Environmental Laws" means any federal, state or local law relating to (A) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (B) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (C) otherwise relating to pollution of the environment or the protection of human health.

    (b) To the best knowledge of the Company, except as described in Section
3.16 of the Disclosure Schedule: (i) the Company has not violated and is not in violation of any Environmental Law; (ii) none of the properties owned or leased by the Company (including, without limitation, soils and surface and ground waters) are contaminated with any Hazardous Substance; (iii) the Company is not actually or potentially nor, to the best knowledge of the Company, allegedly liable for any off-site contamination; (iv) the Company is not actually or potentially nor, to the best knowledge of the Company, allegedly liable under any Environmental Law (including, without limitation, pending or threatened liens); (v) the Company has all permits, licenses and other authorizations required under any Environmental Law ("Environmental Permits") and (vi) the Company has always been and is in compliance with its Environmental Permits.

    SECTION 3.17. Aircraft. Set forth on Section 3.17 of the Disclosure Schedule is a complete and accurate list of all aircraft operated by the Company at the date hereof.

    SECTION 3.18. Slots. Set forth on Section 3.18 of the Disclosure Schedule is a complete and accurate list of all takeoff and landing slots and other similar takeoff and landing rights ("Slots") used by the Company on the date hereof at Slot controlled airports, including a list of all slot lease agreements.

    SECTION 3.19. Brokers. No broker, finder or investment banker (other than SalomonSmithBarney Inc) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and SalomonSmithBarney Inc pursuant to which such firm would be entitled to any payment relating to the Transactions.

                                   ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

    Parent and Purchaser hereby, jointly and severally, represent and warrant to the Company that:

    SECTION 4.01. Corporate Organization. Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and Nevada, respectively, and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a material adverse effect on the business or operations of Parent and Purchaser and their respective subsidiaries taken as a whole.

    SECTION 4.02. Authority Relative to this Agreement. Each of Parent and Purchaser has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Parent and Purchaser and the consummation by Parent and Purchaser of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent or Purchaser are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by Nevada Law). This Agreement has been duly and validly executed and delivered by Parent and Purchaser and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Purchaser, enforceable against each of Parent and Purchaser in accordance with its terms.

    SECTION 4.03. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Parent and Purchaser do not, and the performance of this Agreement by Parent and Purchaser will not, (i) conflict with or violate the Certificate of Incorporation, Articles of Incorporation or By-laws of either Parent or Purchaser, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or Purchaser or by which any property or asset of either of them is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Purchaser is a party or by which Parent or Purchaser or any property or asset of either of them is bound or affected , except for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, have a material adverse effect on the business or operations of Parent or Purchaser and their respective subsidiaries taken as a whole.

    (b) The execution and delivery of this Agreement by Parent and Purchaser do not, and the performance of this Agreement by Parent and Purchaser will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws and state takeover laws, the HSR Act, and filing and recordation of appropriate merger documents as required by Nevada Law and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Offers or the Merger, or otherwise prevent Parent or Purchaser from performing their respective obligations under this Agreement.

    SECTION 4.04. Offer Documents; Proxy Statement. The Offer Documents will not, at the time the Offer Documents are filed with the SEC or are first published, sent or given to stockholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. The information supplied by Parent for inclusion in the Proxy Statement will not, on the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of the Company, at the time of the Stockholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders' Meeting which shall have become false or misleading in any material respect. Notwithstanding the foregoing, Parent and Purchaser make no representation or warranty with respect to any information supplied by the Company or any of its representatives which is contained in any of the foregoing documents or the Offer Documents. The Offer Documents shall comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder.

    SECTION 4.05. Brokers. No broker, finder or investment banker (other than Morgan Stanley & Co., Incorporated) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Purchaser.

                                   ARTICLE V
                     CONDUCT OF BUSINESS PENDING THE MERGER

    SECTION 5.01. Conduct of Business by the Company Pending the Merger. (a) The Company covenants and agrees that, between the date of this Agreement and the earlier of the time designees of Parent comprise a majority of the Board of Directors of the Company or the Effective Time, unless Parent shall otherwise agree in writing (which agreement shall not be unreasonably withheld or delayed), it will do the following:

        (i) conduct its business substantially as presently conducted in the ordinary course of business consistent with past practice, and will use all reasonable efforts to conduct its business in such a manner that on the closing date of the Offers and at the Effective Time, the representations and warranties of the Company will be true and correct in all material respects as though made on each respective closing date;

        (ii) continue to carry insurance with respect to its assets and to the business substantially in the amounts and type carried by the Company on the date of this Agreement;

        (iii) continue to fund, in accordance with applicable requirements, all employee benefit plans;

        (iv) use all reasonable efforts to keep its business organization intact, continue to operate in accordance with current industry practices, preserve its labor force and make available to Parent its officers and employees, and preserve for Parent the goodwill of suppliers and customers of the Company and others having a business relationship with the Company;

        (v) maintain all items of its tangible assets in their current condition, ordinary wear and tear excepted, and make all ordinary and necessary repairs;

        (vi) continue to use and operate the Slots used and operated by the Company as of the date hereof in a manner consistent with prior practice and in accordance with all applicable laws, and shall not enter into any contract nor otherwise act, nor suffer or permit any other person to act, to restrict, interfere with or prevent the use of such Slots;

        (vii) perform in all material respects its obligations under all material contracts;

        (viii) comply in all material respects with all applicable laws and regulations, including, without limitation, laws and regulations relating to the timely, complete, and correct filing of all reports and maintenance of all records required by any governmental authority to be filed or maintained;

        (ix) notify Parent upon a replacement or exchange of any aircraft or engine; and

        (x) notify Parent of any incidents or accidents involving an aircraft owned or operated by the Company that resulted or could reasonably be expected to result in losses to the Company of in excess of $2,000,000.

    (b) The Company covenants and agrees that, between the date of this Agreement and the earlier of the time designees of Parent comprise a majority of the Board of Directors of the Company or the Effective Time, unless Parent shall otherwise agree in writing (which agreement shall not be unreasonably withheld or delayed), it will not do any of the following:

        (i) amend or otherwise change its Articles of Incorporation or By-laws or equivalent organizational documents;

        (ii) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of capital stock of any class of the Company, or any options, warrants, convertible securities, or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company (except for the issuance of a maximum of 3,757,070 Common Shares issuable pursuant to Options outstanding on the date hereof, a maximum of 7,104,831 Common Shares issuable upon the exercise of Warrants or upon the conversion of Preferred Shares or Convertible Notes, in each case outstanding on the date hereof, and the issuance of a maximum of 100,000 Options issued on terms consistent with prior practice, and a maximum of 100,000 Common Shares issuable pursuant to such Options, issued after the date hereof), or (ii) any assets of the Company, except for sales in the ordinary course of business and in a manner consistent with past practice;

        (iii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, other than regular quarterly dividends payable on the Preferred Shares not to exceed $0.5625 per Preferred Share or in connection with the adoption of a Shareholder Rights Plan;

        (iv) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

        (v) except as disclosed in Section 5.01(b)(v) of the Disclosure Schedule, (A) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or any division thereof or any material amount of assets; (B) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business and consistent with past practice; (C) enter into any contract or agreement other than in the ordinary course of business, consistent with past practice; (D) authorize any single capital expenditure (other than expenditures for maintenance) which is in excess of $500,000 or capital expenditures which are, in the aggregate, in excess of $500,000; or (E) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section 5.01(b);

        (vi) except as set forth in Section 5.01(b)(vi) of the Disclosure Schedule, increase the compensation payable or to become payable to, or the benefits provided to, its officers or key employees, except for increases in accordance with past practices in salaries or wages of employees of the Company who are not officers of the Company, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other key employee of the Company, or establish, adopt, enter into or amend in any material respect any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

        (vii) except as set forth in Section 5.01(b)(vii) of the Disclosure Schedule, hire or retain any single employee or consultant at an annual rate of compensation in excess of $125,000, or employees or consultants with annual rates of compensation in excess of $250,000 in the aggregate;

        (viii) except as set forth in Section 5.01(b)(viii) of the Disclosure Schedule, take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

        (ix) except as set forth in Section 5.01(b)(ix) of the Disclosure Schedule, make any tax election or settle or compromise any material federal, state, local or foreign income tax liability;

        (x) except as set forth in Section 5.01(b)(x) of the Disclosure Schedule, commence or settle any litigation, suit, claim, action, proceeding, or investigation valued in excess of $300,000 either individually or in the aggregate, provided, however, that upon prior notice to Parent, the Company may commence actions relating to claims which are within 30 days of becoming barred by the applicable statute of limitations or which constitute mandatory counterclaims in any suit brought against the Company by any third party; or

        (xi) amend, modify, or consent to the termination of any material contract, or amend, modify, or consent to the termination of the Company's rights thereunder, in a manner materially adverse to the Company, other than in the ordinary course of business consistent with past practice.

                                   ARTICLE VI
                             ADDITIONAL AGREEMENTS

    SECTION 6.01. Stockholders' Meeting. The Company, acting through the Board, shall, if required by applicable law and the Company's Articles of Incorporation and By-laws, (a) duly call, give notice of, convene and hold an annual or special meeting of its stockholders as soon as practicable following consummation of the Offers for the purpose of considering and taking action on this Agreement and the transactions contemplated hereby (the "Stockholder's Meeting") and (b) subject to its fiduciary duties under applicable law as advised in writing by independent counsel, (i) include in the Proxy Statement the unanimous recommendation of the Board that the stockholders of the Company approve and adopt this Agreement and the transactions contemplated hereby and
(ii) use its best efforts to obtain such approval and adoption. At the Stockholders' Meeting, Parent and Purchaser shall cause all Shares then owned by them and their subsidiaries to be voted in favor of the approval and adoption of this Agreement, the Merger and the transactions contemplated hereby.

    SECTION 6.02. Proxy Statement. If required by applicable law, as soon as practicable following consummation of the Offers, the Company shall file the Proxy Statement with the SEC under the Exchange Act, and shall use its best efforts to have the Proxy Statement cleared by the SEC. Parent, Purchaser and the Company shall cooperate with each other in the preparation of the Proxy Statement, and the Company shall notify Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Parent promptly copies of all correspondence between the Company or any representative of the Company and the SEC. The Company shall give Parent and its counsel the opportunity to review the Proxy Statement prior to its being filed with the SEC and shall give Parent and its counsel the opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of the Company, Parent and Purchaser agrees to use its reasonable best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Proxy Statement and all required amendments and supplements thereto to be mailed to the holders of Shares entitled to vote at the Stockholders' Meeting at the earliest practicable time.

    SECTION 6.03. Company Board Representation; Section 14(f). Subject to compliance with applicable law and the Company's Articles of Incorporation, promptly upon the purchase by Purchaser of Common Shares pursuant to the Offers, and from time to time thereafter, Purchaser shall be entitled to designate up to such number of directors, rounded up to the next whole number, on the Board as shall give Purchaser representation on the Board equal to the product of the total number of directors on the Board (giving effect to the directors elected pursuant to this sentence) multiplied by the percentage that the aggregate number of Common Shares beneficially owned by Purchaser or any affiliate of Purchaser following such purchase bears to the total number of Common Shares then outstanding, and the Company shall, at such time, promptly take all actions necessary to cause Purchaser's designees to be elected as directors of the Company, including increasing the size of the Board or securing the resignations of incumbent directors or both. At such times, the Company shall use its best efforts to cause persons designated by Purchaser to constitute the same percentage as persons designated by Purchaser shall constitute of the Board of each committee of the Board to the extent permitted by applicable law. Notwithstanding the foregoing, until the earlier of (i) the time Purchaser acquires a majority of the then outstanding Common Shares on a fully diluted basis and (ii) the Effective Time, the Company shall use its best efforts to ensure that all the members of the Board and each committee of the Board as of the date hereof who are not employees of the Company shall remain members of the Board and of each such committee.

    (b) The Company shall promptly take all actions required pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under this Section 6.03 and shall include in the
Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1 to fulfill such obligations. Parent or Purchaser shall supply to the Company and be solely responsible for any information with respect to either of them and their nominees, officers, directors and affiliates required by such Section 14(f) and Rule 14f-l.

    (c) Following the election of designees of Purchaser pursuant to this
Section 6.03, prior to the Effective Time, any amendment of this Agreement or the Articles of Incorporation or By-laws of the Company, any termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or Purchaser or waiver of any of the Company's rights hereunder shall require the concurrence of a majority of the directors of the Company then in office who neither were designated by Purchaser nor are employees of the Company (the "Independent Directors"). If the number of Independent Directors shall be reduced below two for any reason whatsoever, the remaining Independent Director shall designate a person to fill such vacancy who shall be deemed to be an Independent Director for purposes of this Agreement or, if no Independent Directors then remain, the other directors shall designate two persons to fill such vacancies who shall not be officers or affiliates of the Company, or officers or affiliates of Parent or any of its Subsidiaries, and such persons shall be deemed to be Independent Directors for purposes of this Agreement. The Independent Directors shall have the authority to retain such counsel and other advisors at the expense of the Company as are reasonably appropriate to the exercise of their duties in connection with this Agreement, subject to approval by the Company of the terms of such retention, which approval shall not be unreasonably withheld. In addition, the Independent Directors shall have the authority to institute any action, on behalf of the Company, to enforce performance of this Agreement.

    SECTION 6.04. Access to Information; Confidentiality. (a) From the date hereof to the Effective Time, the Company shall, and shall cause the officers, directors, employees, auditors and agents of the Company to, afford the officers, employees and agents of Parent and Purchaser complete access at all reasonable times to the officers, employees, agents, properties, offices, plants and other facilities, books and records of the Company, and shall furnish Parent and Purchaser with all financial, operating and other data and information as Parent or Purchaser, through its officers, employees or agents, may reasonably request.

    (b) All information obtained by Parent or Purchaser pursuant to this Section
6.04 shall be kept confidential in accordance with the confidentiality agreement, dated June 12, 1998 (the "Confidentiality Agreement"), between Parent and the Company.

    (c) Pursuant to the requirements of the Confidentiality Agreement, in the event of the termination of this Agreement in accordance with Section 8.01, Parent and Purchaser shall, and shall use their reasonable best efforts to cause their respective affiliates and their respective officers, directors, employees and agents to, (i) return promptly every document furnished to them by the Company or any officer, director, employee, auditor or agent of the Company in connection with the Transactions and containing Confidential Information and all copies thereof in their possession, and cause any other parties to whom such documents may have been furnished promptly to return such documents and all copies thereof, other than such documents as may have been filed with the SEC or otherwise be publicly available, and (ii) destroy promptly all documents created by them from any Confidential Information and all copies thereof in their possession, and cause any other parties to whom such documents may have been furnished to destroy promptly such documents and any copies thereof.

    (d) No investigation pursuant to this Section 6.04 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

    SECTION 6.05. No Solicitation of Transactions. The Company shall not, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any person relating to any acquisition or purchase of all or (other than in the ordinary course of business) any portion of the assets of, or any equity interest in, the Company or any business combination with the Company or participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing; provided, however, that nothing contained in this Section 6.05 shall prohibit the Board from furnishing information to, or entering into discussions or negotiations with, any person in connection with an unsolicited (from the date of this Agreement) proposal in writing by such person to acquire the Company pursuant to a merger, consolidation, share exchange, share purchase, business combination or other similar transaction or to acquire all or substantially all of the assets of the Company, if, and only to the extent that, (i) the Board, after consultation with independent legal counsel (which may include its regularly engaged independent legal counsel), determines in good faith that such action is required for the Board to comply with its fiduciary duties to stockholders imposed by Nevada Law and (ii) prior to furnishing such information to, or entering into discussions or negotiations with, such person, the Company uses its reasonable best efforts to obtain from such person an executed confidentiality agreement on terms no less favorable to the Company than those contained in the Confidentiality Agreement. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company shall notify Parent promptly if any such proposal or offer, or any inquiry or contact with any person with respect thereto, is made and shall, in any such notice to Parent, indicate in reasonable detail the identity of the person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or contact. The Company agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party.

    SECTION 6.06. Existing Contracts Between Parent and the Company. From the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with Section 8.01, Parent shall not terminate (or take other adverse action against the Company in respect of) the currently existing commercial contracts between Parent and the Company, provided, however, that no provision of this Section 6.06 shall restrict or prohibit Parent from exercising any rights of Parent in the event of a default by the Company under any such contract. Parent shall also include the Company in Parent's west coast promotions and advertisements for so long as there is a frequent flyer arrangement between Parent and the Company. Additionally, the Company shall be included in written frequent flyer promotional material (in-flight and newsletter) on a level equal to Parent's other frequent flyer partners.

    SECTION 6.07. Directors' and Officers' Indemnification and Insurance. (a) The Articles of Incorporation and By-laws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in Article VIII of the Articles of Incorporation and Article VII of the By-laws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at the Effective Time were directors, officers, employees, fiduciaries or agents of the Company, unless such modification shall be required by law.

    (b) The Company shall, to the fullest extent permitted under applicable law and regardless of whether the Merger becomes effective, indemnify and hold harmless, and, after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted under applicable law, indemnify and hold harmless, each present and former director, officer, employee, fiduciary and agent of the Company (collectively, the "Indemnified Parties") against all costs and expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective
Time), whether civil, criminal, administrative or investigative, arising out of or pertaining to, in whole or in part any action or omission in their capacity as an officer, director, employee, fiduciary or agent (including in connection with this Agreement and the transactions contemplated hereby), whether occurring before or after the Effective Time, for a six-year period after the date hereof. In the event of any such claim, action, suit, proceeding or investigation, (i) the Company or the Surviving Corporation, as the case may be, shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Company or the Surviving Corporation, promptly after statements therefor are received and (ii) the Company and the Surviving Corporation shall cooperate in the defense of any such matter; provided, however, that neither the Company nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed); and provided further that neither the Company nor the Surviving Corporation shall be obligated pursuant to this Section 6.07(b) to pay the fees and expenses of more than one counsel for all Indemnified Parties in any single action except to the extent that two or more of such Indemnified Parties shall have conflicting interests in the outcome of such action; and provided further that, in the event that any claim for indemnification is asserted or made within such six-year period, all rights to indemnification in respect of such claim shall continue until the final disposition of such claim.

    (c) The Surviving Corporation shall use its best efforts to maintain in effect for six years from the Effective Time and for so long thereafter as any claim asserted prior to such date has not been fully adjudicated, if available, the current directors' and officers' liability insurance policies maintained by the Company or substitute therefor policies of at least the same amounts and coverage containing terms and conditions which are not materially less favorable to the insured parties with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 6.07(c) more than an amount per year equal to 150% of current annual premiums paid by the Company for such insurance (which premiums the Company represents and warrants to be approximately $175,000 in the aggregate).

    (d) In the event the Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Company or the Surviving Corporation, as the case may be, or at Parent's option, Parent, shall assume the obligations set forth in this Section 6.07.

    SECTION 6.08. Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii) any failure of the Company, Parent or Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.08 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

    SECTION 6.09. Further Action; Reasonable Best Efforts. Upon the terms and subject to the conditions hereof, each of the parties hereto shall (i) make promptly its respective filings, and thereafter make any other required submissions, under the HSR Act with respect to the Transactions and (ii) use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Transactions, including, without limitation, using its reasonable best efforts to obtain all licenses, permits (including, without limitation, Environmental Permits), consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company as are necessary for the consummation of the Transactions and to fulfill the conditions to the Offers and the Merger. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable best efforts to take all such action.

    SECTION 6.10. Redemption of Convertible Notes. Immediately after the date on which the Purchaser shall have accepted for payment all Common Shares validly tendered and not withdrawn prior to the expiration date with respect to the Common Stock Offer, the Company shall call for the redemption of, and thereafter redeem, all of the outstanding Convertible Notes in accordance with their terms.

    SECTION 6.11. Preferred Stock. The Company covenants and agrees as follows:

        (a) Pursuant to Section 8 of the Certificate of Designations, as soon as practicable after the acceptance for payment of the Common Shares pursuant to the Common Stock Offer, the Company shall provide the holders of all Preferred Shares with a notice of "Ownership Change" (as defined in the Certificate of Designations). Each holder of Preferred Shares, upon the occurrence of the Ownership Change shall have the right, at the holder's option, to convert all, but not less than all, of such holder's Preferred Shares into Common Shares, at an adjusted conversion price per Common Share equal to the Special Conversion Price (as defined in the Certificate of Designations), subject to the option of the Company to provide to each such holder, in lieu of Common Stock, cash equal to the Market Value (as defined in the Certificate of Designations) of the Common Shares multiplied by the number of Common Shares into which such Preferred Shares would have been convertible at the Special Conversion Price.

        (b) The Company shall exercise its option under Section 8 of the Certificate of Designations to satisfy its obligations thereunder by paying cash to the holders of Preferred Shares, in lieu of issuing to such holders Common Stock upon the conversion of their Preferred Shares.

    SECTION 6.12. Public Announcements. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any Transaction and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange to which Parent or the Company is a party.

                                  ARTICLE VII
                            CONDITIONS TO THE MERGER

    SECTION 7.01. Conditions to the Merger. The respective obligations of each party to effect the Primary Merger or the Alternative Merger, as the case may be, shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

        (a) Stockholder Approval. This Agreement and the Primary Merger or the Alternative Merger contemplated hereby shall have been approved and adopted by the affirmative vote of the stockholders of the Company to the extent required by Nevada Law and the Articles of Incorporation of the Company;

        (b) HSR Act. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

        (c) No Order. No foreign, United States or state governmental authority or other agency or commission or foreign, United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the acquisition of Shares by Parent or Purchaser or any affiliate of either of them illegal or otherwise restricting, preventing or prohibiting consummation of the Transactions; and

        (d) Offers. Purchaser shall have purchased all Common Shares validly tendered and not withdrawn pursuant to the Common Stock Offer; provided, however, that this condition shall not be applicable to the obligations of Parent or Purchaser if, in breach of this Agreement or the terms of the Common Stock Offer, Purchaser fails to purchase any Common Shares validly tendered and not withdrawn pursuant to the Common Stock Offer.

                                  ARTICLE VIII
                       TERMINATION, AMENDMENT AND WAIVER

    SECTION 8.01. Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of the Company:

        (a) By mutual written consent duly authorized by the Boards of Directors of Parent, Purchaser and the Company; or

        (b) By either Parent, Purchaser or the Company if (i) Purchaser shall not have purchased Common Shares pursuant to the Common Stock Offer on or before June 30, 1999; provided, however, that (x) the right to terminate this Agreement under this Section 8.01(b)(i) shall not be available to any such party if such party's failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of such purchase to occur on or before such date and (y) if the waiting period (and any extension thereof) applicable to the consummation of the Transactions under the HSR Act shall expire or terminate less than ten (10) business days prior to June 30, 1999, the right to terminate this Agreement pursuant to this clause (i) shall not become effective until the tenth business day following the date of such expiration or termination, or (ii) any court of competent jurisdiction or other governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

        (c) By Parent if due to an occurrence or circumstance that would result in a failure to satisfy any condition set forth in Annex A hereto and provided that, in the case of the conditions set forth in paragraph (e) or
    (f) thereof, Parent shall have provided five business days prior written notice of such failure to the Company and such condition shall have remained unsatisfied, Purchaser shall have (i) terminated the Common Stock Offer without having accepted any Common Shares for payment thereunder or (ii) failed to pay for Common Shares pursuant to the Common Stock Offer prior to June 30, 1999, unless such failure to pay for Common Shares shall have been caused by or resulted from the failure of Parent or Purchaser to perform in any material respect any material covenant or agreement of either of them contained in this Agreement or the material breach by Parent or Purchaser of any material representation or warranty of either of them contained in this Agreement; and

        (d) By the Company, upon approval of the Board, if (i) due to an occurrence or circumstance that would result in a failure to satisfy any condition set forth in Annex A hereto, Purchaser shall have (A) terminated the Common Stock Offer without having accepted any Common Shares for payment thereunder or (B) failed to pay for Common Shares pursuant to the Common Stock Offer prior to June 30, 1999, unless such failure to pay for Common Shares shall have been caused by or resulted from the failure of the Company to perform in any material respect any material covenant or agreement of it contained in this Agreement or the material breach by the Company of any material representation or warranty of it contained in this Agreement or
    (ii) prior to the purchase of Shares pursuant to the Offers, the Board shall have withdrawn or modified in a manner adverse to Purchaser or Parent its approval or recommendation of the Offers, this Agreement or the Merger in order to approve the execution by the Company of a definitive agreement providing for the acquisition of the Company or its assets by merger or other business combination or in order to approve a tender offer or exchange offer for Shares by a third party, in either case, as determined by the Board in the exercise of its good faith judgment and after consultation with its legal counsel and financial advisors, on terms more favorable to the Company's stockholders than the Offers and the Merger taken together, provided, however, that no termination pursuant to this Section 8.01(d)(ii) shall be effective prior to the payment by the Company of the Fee (as defined below) and the Expenses (as defined below).

    SECTION 8.02. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, and there shall be no liability on the part of any party hereto, except (i) as set forth in Sections 8.03 and 9.01 and (ii) nothing herein shall relieve any party from liability for any wilful breach hereof.

    SECTION 8.03. Fees and Expenses; Commercial Arrangements. (a) In the event that:

        (i) any person (A) shall have become the beneficial owner of more than 30% of the then outstanding Common Shares (an "Acquiring Person") or (B) shall have commenced, proposed or communicated to the Company a proposal that is publicly disclosed for a tender or exchange offer for 30% or more (or which, assuming the maximum amount of securities which could be purchased, would result in any person beneficially owning 30% or more) of the then outstanding Common Shares or otherwise for the direct or indirect acquisition of the Company or all or substantially all of its assets for per Common Share consideration having a value greater than the Per Common Share Amount (a "Competing Proposal") and (w) the Offers shall have remained open for at least 20 business days, (x) the Minimum Condition shall not have been satisfied, (y) this Agreement shall have been terminated pursuant to Section
    8.01 and (z) such Competing Proposal shall be consummated or a transaction of the type referred to in clause (B) above shall be consummated with an Acquiring Person, in either case within 18 months following the date of termination of this Agreement; or

        (ii) this Agreement is terminated by the Company pursuant to 8.01(d)(ii);

then, in any such event, the Company shall pay Parent promptly (but in no event later than one business day after the first of such events shall have occurred) a fee of $3,000,000 (the "Fee"), which amount shall be payable in immediately available funds, plus all Expenses (as hereinafter defined).

    (b) If the Company is required to make any payment pursuant to Section 8.03(a), then the Company shall reimburse each of Parent and Purchaser (not later than one business day after submission of statements therefor) for all out-of-pocket expenses and fees up to $1,000,000 in the aggregate (including, without limitation, fees and expenses payable to all banks, investment banking firms, other financial institutions and other persons and their respective agents and counsel, for arranging, committing to provide or providing any financing for the Transactions or structuring the Transactions and all fees of counsel, accountants, experts and consultants to Parent and Purchaser, and all printing and advertising expenses) actually incurred or accrued by either of them or on their behalf in connection with the Transactions, including, without limitation, the financing thereof, and actually incurred or accrued by banks, investment banking firms, other financial institutions and other persons and assumed by Parent or Purchaser in connection with the negotiation, preparation, execution and performance of this Agreement, the structuring and financing of the Transactions and any financing commitments or agreements relating thereto (all the foregoing being referred to herein collectively as the "Expenses").

    (c) Except as set forth in this Section 8.03, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, whether or not any Transaction is consummated.

    (d) In the event that the Company shall fail to pay the Fee or any Expenses when due, the term "Expenses" shall be deemed to include the costs and expenses actually incurred or accrued by Parent and Purchaser (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of this Section 8.03, together with interest on such unpaid Fee and Expenses, commencing on the date that the Fee or such Expenses became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in the City of New York, as such bank's base rate plus 2.00%.

    (e) If Parent terminates this Agreement pursuant to Section 8.01(b) or pursuant to Section 8.01(c) due to the failure to satisfy the conditions set forth in paragraphs (a), (b), (e) or (f) of Annex A (other than termination by Parent due to (i) a knowing or wilful breach by the Company of any of the representations, warranties, covenants or agreements referenced in paragraphs
(e) or (f) of Annex A or (ii) a material breach by the Company of the covenant contained in Section 6.05 of this Agreement), then Parent and the Company shall take the following actions:

        (i) extend the Amended and Restated Advantage Participating Carrier Agreement dated March 28, 1995 between Parent and the Company through April 30, 2001 (after which date such agreement shall be terminable pursuant to the current terms thereof);

        (ii) extend the term of the Operations Agreement between Parent and the Company dated October 18, 1994 (the "Operations Agreement") with respect to 50% of the Slots covered thereby through December 31, 1999 and with respect to the remaining 50% of the Slots covered thereby through December 31, 2000 (which to the extent practicable shall consist of the most restrictive class of Slots) (after which date the Operations Agreement shall be terminable pursuant to the current terms thereof) and the Company agrees to waive any claims that it may have any proprietary interest in any Slots covered by the Operations Agreement;

        (iii) for so long as there is a frequent flyer arrangement between Parent and the Company, Parent shall include the Company (A) in Parent's west coast promotions and advertisements and (B) in written frequent flyer promotional material (in-flight and newsletter) on a level equal to Parent's other frequent flyer partners; and

        (iv) Parent shall take the following actions:

           (A) discuss in good faith with the Company the provision to the Company of out-sourcing services in various fields, including reservations, purchasing, sales and yield management, subject to regulatory approval;

           (B) review, on a case-by-case basis, exceptions to the exclusivity provisions of the codeshare and frequent flyer agreements between Parent and the Company, except that the consent of Parent shall not be required for any such arrangements with any airline that, as of the date hereof,
       (x) presently codeshares with Parent, or (y) is a member of "oneworld" (i.e., British Airways, Canadian Airlines International, Cathay Pacific Airways, Qantas Airways); and

           (C) review the possibility of placing the Company's code on certain of Parent's flights, as Parent and the Company both determine to be mutually beneficial;

    SECTION 8.04. Amendment. Subject to Section 6.03, this Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger or the Alternative Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

    SECTION 8.05. Waiver. At any time prior to the Effective Time, any party hereto may (i) extend the time for the performance of any obligation or other act of any other party hereto, (ii) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                   ARTICLE IX
                               GENERAL PROVISIONS

    SECTION 9.01. Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to
Section 8.01, as the case may be, except that the agreements set forth in
Article II and Section 6.07 shall survive the Effective Time indefinitely and those set forth in Sections 6.04(b), 6.04(c) and 8.03 shall survive termination indefinitely.

    SECTION 9.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

        if to Parent or Purchaser:

           American Airlines, Inc.
           4333 Amon Carter Boulevard
           Ft. Worth, TX 76155

           Attn: Corporate Secretary
           Attn: Vice President--Corporate Development & Treasurer

           Fax: (817) 967-4313

        with a copy to:

           Shearman & Sterling
           599 Lexington Avenue
           New York, New York 10022

           Attn: John A. Marzulli, Jr., Esq,

           Fax: (212) 848-7179

        if to the Company:

           Reno Air, Inc.
           220 Edison Way
           Reno, Nevada 89502

           Attn: General Counsel

           Fax: (702) 954-5000

        with a copy to:

           Milbank, Tweed, Hadley & McCloy
           1 Chase Manhattan Plaza
           New York, New York 10005

           Attn: Lawrence Lederman, Esq.
                Robert Reder, Esq.

           Fax: (212) 530-5219

    SECTION 9.03. Certain Definitions. For purposes of this Agreement, the term:

        (a) "affiliate" of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified person;

        (b) "beneficial owner" with respect to any Common Shares means a person who shall be deemed to be the beneficial owner of such Common Shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Common Shares;

        (c) "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the City of New York;

        (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

        (e) "knowledge" and "best knowledge" mean, with respect to the Company, the actual knowledge of the executive officers of the Company and the persons who report directly to such executive officers;

        (f) "person" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government; and

        (g) "subsidiary" or "subsidiaries" of any person means an affiliate controlled by such person, directly or indirectly, through one or more intermediaries.

    SECTION 9.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

    SECTION 9.05. Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede, except as set forth in Sections 6.04(c), all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Purchaser may assign all or any of their rights and obligations hereunder to any affiliate of Parent provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

    SECTION 9.06. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.07 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

    SECTION 9.07. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

    SECTION 9.08. Governing Law. Except to the extent that Nevada Law applies to the Merger on a mandatory basis, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State.

    SECTION 9.09. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

    SECTION 9.10. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

    IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                                     AMERICAN AIRLINES, INC.

Attest:    ---------------------------------------   By         ---------------------------------------
                                                                Title:

                                                     BONANZA ACQUISITIONS, INC.

Attest:    ---------------------------------------   By         ---------------------------------------
                                                                Title:

                                                     RENO AIR, INC.

Attest:    ---------------------------------------   By         ---------------------------------------
                                                                Title:

                                    ANNEX A
                            CONDITIONS TO THE OFFERS

    Notwithstanding any other provision of the Offers, subject to the applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act, Purchaser shall not be required to accept for payment or pay for any Common Shares tendered pursuant to the Common Stock Offer, and may (except as provided in the Merger Agreement) terminate or amend the Common Stock Offer and may postpone the acceptance for payment of and payment for Common Shares tendered, if (i) the Minimum Condition shall not have been satisfied, (ii) any applicable waiting period under the HSR Act shall not have expired or been terminated prior to the expiration of the Common Stock Offer, or (iii) at any time on or after the date of this Agreement, and prior to the acceptance for payment of Common Shares, any of the following conditions shall exist:

        (a) there shall have been instituted or be pending any action or proceeding by any court or governmental, administrative or regulatory authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, materially delay or otherwise directly or indirectly restrain or prohibit or make materially more costly the making of the Offers, the acceptance for payment of, or payment for, any Shares by Parent, Purchaser or any other affiliate of Parent or the consummation of any other Transaction, or seeking to obtain material damages in connection with any Transaction; (ii) seeking to prohibit or limit materially the ownership or operation by the Company, Parent or any of their subsidiaries of all or any material portion of the business or assets of the Company, Parent or any of their subsidiaries, or to compel the Company, Parent or any of their subsidiaries to dispose of or hold separate all or any material portion of the business or assets of the Company, Parent or any of their subsidiaries, as a result of the Transactions; (iii) seeking to impose or confirm limitations on the ability of Parent, Purchaser or any other affiliate of Parent to exercise effectively full rights of ownership of any Shares, including, without limitation, the right to vote any Shares acquired by Purchaser pursuant to the Offers or otherwise on all matters properly presented to the Company's stockholders, including, without limitation, the approval and adoption of this Agreement and the transactions contemplated hereby; (iv) seeking to require divestiture by Parent, Purchaser or any other affiliate of Parent of any Shares; or (v) which otherwise has a Material Adverse Effect or which is reasonably likely to have an adverse effect on the business, results of operations or financial condition of Parent that is material in relation to the benefits sought to be achieved by Parent in the Transactions;

        (b) there shall have been any action taken, or any statute, rule, regulation, legislation, interpretation, judgment, order or injunction enacted, entered, enforced, promulgated, amended, issued or deemed applicable to (i) Parent, the Company or any subsidiary or affiliate of Parent or the Company or (ii) any Transaction, by any legislative body, court, government or governmental, administrative or regulatory authority or agency, domestic or foreign, other than the routine application of the waiting period provisions of the HSR Act to the Offers or the Merger, which is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (v) of paragraph (a) above;

        (c) there shall have occurred any change, condition, event or development that has a Material Adverse Effect;

        (d) (i) it shall have been publicly disclosed or Purchaser shall have otherwise learned that beneficial ownership (determined for the purposes of this paragraph as set forth in Rule 13d-3 promulgated under the Exchange
    Act) of 30% or more of the then outstanding Common Shares has been acquired by any person, other than Parent or any of its affiliates or (ii) (A) the Board or any committee thereof shall have withdrawn or modified in a manner adverse to Parent or Purchaser the approval or recommendation of the Offers, the Merger or the Merger Agreement or approved or recommended any takeover proposal or any other acquisition of Common Shares other than the

    Offers and the Merger or (B) the Board or any committee thereof shall have resolved to do any of the foregoing;

        (e) any representation or warranty of the Company in the Merger Agreement (without regard to any materiality qualifiers contained therein) shall not be true and correct, in each case as if such representation or warranty was made as of such time on or after the date of this Agreement, but only if the aggregate effect of any failures of such representations and warranties to be true and correct would have a Material Adverse Effect, and the Company shall not have delivered to Parent a certificate of the Company to such effect signed by a duly authorized officer thereof and dated as of the date on which Parent shall first accept Common Shares for payment;

        (f) the Company shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by it under the Merger Agreement;

        (g) the Merger Agreement shall have been terminated in accordance with its terms; or

        (h) Purchaser and the Company shall have agreed that Purchaser shall terminate the Offers or postpone the acceptance for payment of or payment for Shares thereunder.

    Notwithstanding any other provisions of the Offers, Purchaser shall not be required to accept for payment or pay for any Preferred Shares tendered pursuant to the Preferred Stock Offer unless and until the Purchaser has accepted for payment and paid for the Common Shares pursuant to the Common Stock Offer.

    The foregoing conditions are for the sole benefit of Purchaser and Parent and may be asserted by Purchaser or Parent, subject to the terms of the Merger Agreement, regardless of the circumstances giving rise to any such condition or may be waived by Purchaser or Parent in whole or in part at any time and from time to time in their sole discretion. The failure by Parent or Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances; and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                    ANNEX B

                                                                                               PER PREFERRED SHARE
DIVIDEND PAYMENT DATE                                                                                AMOUNT
--------------------------------------------------------------------------------------------  ---------------------
December 15, 1998...........................................................................     110.00%  $   27.50
March 15, 1999..............................................................................     109.33%  $   27.33
June 15, 1999...............................................................................     108.68%  $   27.17
September 15, 1999..........................................................................     108.02%  $   27.01
December 15, 1999...........................................................................     107.34%  $   26.83
March 15, 2000..............................................................................     106.64%  $   26.66
June 15, 2000...............................................................................     105.95%  $   26.49
September 15, 2000..........................................................................     105.25%  $   26.31
December 15, 2000...........................................................................     104.53%  $   26.13
December 20, 2000...........................................................................     104.50%  $   26.13

                                                                        ANNEX II

                                     [LOGO]

November 18, 1998

Board of Directors
Reno Air, Inc.
220 Edison Way
Reno, NV 89502

Members of the Board:

    You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share ("Company Common Stock"), of Reno Air, Inc. (the "Company"), of the consideration to be received by such holders in connection with the proposed acquisition (the "Acquisition") of the Company by American Airlines, Inc. ("Parent"), pursuant to an Agreement and Plan of Merger dated as of November 19, 1998 (the "Merger Agreement"), among Parent, Bonanza Acquisitions, Inc. ("Sub") and the Company. Pursuant to the Merger Agreement, Parent will make (i) an offer (the "Common Stock Offer") to purchase all the issued and outstanding shares of Company Common Stock at a price per share of $7.75 in cash and (ii) an offer to purchase all the issued and outstanding shares of Company Preferred Stock at a price per share of $27.50, subject to the adjustments indicated in Annex B ("Annex B") of the Merger Agreement, plus accrued and unpaid dividends through the date such shares are accepted for payment by Parent, in cash. Pursuant to the Merger Agreement, upon the effectiveness of the proposed merger (the "Merger") of Sub with and into the Company (A) each issued and outstanding share of Company Common Stock (other than shares owned by Parent, any subsidiary of Parent or the Company and any shares the subject of appraisal rights) shall be converted into and represent the right to receive the price per share paid in the Common Stock Offer, in cash and (B) each issued and outstanding share of Company Preferred Stock (other than shares owned by Parent, any subsidiary of Parent or the Company and any shares the subject of appraisal rights) shall be converted into and represent the right to receive the amount set forth in Annex B opposite the dividend payment date for the dividend most recently declared by the Board which has or had a record date prior to the Effective Time, plus accrued and unpaid dividends through the Effective Time, in cash; provided, however, that if the holders of less than 66 2/3% of the shares of Company Preferred Stock have voted to approve the Merger Agreement and the Merger, each share of Company Preferred Stock shall remain issued and outstanding subject to the right of holders of Company Preferred Stock to convert such shares according to the procedures described in, and into the amount of cash calculated pursuant to, Section 2.06(b) of the Merger Agreement. Capitalized terms used herein but not otherwise defined are used as defined in the Merger Agreement.

    In connection with rendering our opinion, we have reviewed certain publicly available information concerning the Company and certain other financial information concerning the Company, including financial forecasts, that were provided to us by the Company. We have discussed the past and current business operations, financial condition and prospects of the Company with certain officers and employees of the Company. We have also considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that we deemed relevant.

    In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the information reviewed by us for the purpose of this opinion and we have not assumed any responsibility for independent verification of such information. With respect to the financial forecasts of the Company, we have been advised by the management of the Company that such forecasts have been reasonably prepared on bases reflecting management's best currently available estimates and judgments, and we express no opinion with respect to such forecasts or the assumptions on which they are based. We have not assumed any responsibility for any independent evaluation or appraisal of any of the assets (including properties and facilities) or liabilities of the Company.

    Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof. Our opinion does not address the Company's underlying business decision to enter into the Acquisition, the Merger or the Merger Agreement. Our opinion is directed only to the fairness, from a financial point of view, of the consideration to be received in the Common Stock Offer and the Merger by holders of Company Common Stock. Our opinion does not constitute a recommendation concerning (i) whether holders of Company Common Stock should accept the Common Stock Offer or (ii) how such holders should vote with respect to the Merger Agreement or the Merger.

    We have acted as financial advisor to the Company in connection with the Acquisition and Merger and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Merger. In the ordinary course of business, we and our affiliates may actively trade the securities of the Company and Parent for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates have previously rendered certain investment banking and financial advisory services to Parent for which we have received customary compensation. We and our affiliates (including Citigroup Inc.) may have other business relationships with the Company or Parent in the ordinary course of their businesses.

    Based upon and subject to the foregoing, it is our opinion that the consideration to be received in the Common Stock Offer and the Merger, taken together, by holders of Company Common Stock is fair to such holders from a financial point of view.

                                          Very truly yours,

                                                 /s/ SALOMON SMITH BARNEY

                                          --------------------------------------
                                                   Salomon Smith Barney

                                      II-2